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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                           ---------------------------


                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

                           ---------------------------


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                (Name of Registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Units representing ownership interests in limited partnership interests

     (2)  Aggregate number of securities to which transaction applies: 66,555.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The amount on which the filing fee is calculated was determined pursuant to Rule 0-11(c)(2) of the Exchange Act by multiplying 1/50th of 1% by $12,210,000, the aggregate amount of cash to be received by the registrant.

     (4)  Proposed maximum aggregate value of transaction: $12,210,000.

     (5)  Total fee paid: $2,442.

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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


                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                                ONE SEAPORT PLAZA
                             NEW YORK, NY 10292-0116


                                                           September 17, 1996

Dear Unitholders:

     We are pleased to inform you that on June 13, 1996, Prudential-Bache/Watson & Taylor, Ltd.-4 (the "Partnership") entered into a contract of sale to sell (the "Sale") the properties owned by the Partnership (the "Properties"), other than certain undeveloped land, to Public Storage, Inc. (the "Buyer"). The purchase price for these nine Properties is $12,210,000. The Partnership is seeking to sell such undeveloped land.

     The Partnership intends to make a cash distribution to Unitholders representing the bulk of the purchase price promptly after the closing of the Sale. The Partnership would then anticipate being able to make one or more subsequent distributions within approximately one year after the closing of the Sale, and thereafter to liquidate (the "Liquidation"). The Partnership estimates that these liquidating distributions will aggregate approximately $165 per unit.

     THE SALE AND LIQUIDATION REQUIRES THE CONSENT OF A MAJORITY OF THE UNITS. YOUR APPROVAL IS VERY IMPORTANT.

     PRUDENTIAL-BACHE PROPERTIES, INC., THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP, AND GEORGE S. WATSON AND A. STARKE TAYLOR, III, THE INDIVIDUAL GENERAL PARTNERS OF THE PARTNERSHIP, BELIEVE THAT THE SALE AND LIQUIDATION ARE IN THE BEST INTERESTS OF THE PARTNERSHIP AND RECOMMEND THAT YOU CONSENT TO THE SALE AND LIQUIDATION. THE GENERAL PARTNERS BASE THEIR RECOMMENDATION ON, AMONG OTHER THINGS, THE FOLLOWING FACTORS:

     (1) Their belief that current market conditions are favorable for the sale of the Partnership's Properties,

     (2) The timing of the sale is consistent with the anticipated holding period for Units set forth in the initial offering,

     (3)  The Sale and Liquidation provides liquidity to Unitholders,


     (4) The price and terms negotiated with the Buyer were the result of a competitive bidding process and were the most favorable of the offers received to acquire the Properties in the bidding process described under "THE TRANSACTION--Background of the Sale of the Properties" in the attached Consent Statement,

     (5) The purchase price exceeds the aggregate appraised value of the Properties, as determined by Cushman & Wakefield, an independent, third-party appraisal firm. (see "THE TRANSACTION--Fairness Opinion and Appraisals" in the attached Consent Statement), and

     (6) An opinion from Robert A. Stanger & Co. to the effect that the consideration to be received in the Sale is fair from a financial point of view to the Partnership (see "THE TRANSACTION--Fairness Opinion and Appraisals" in the attached Consent Statement).

     (7) The terms and conditions of the Contract of Sale, as described under "THE CONTRACT OF SALE."

     Unitholders should be aware that, if the Sale is consummated, the Partnership would not receive the benefits of any potential increases in cash flow or values of the Properties following the Sale.

     The attached Consent Statement contains detailed information concerning the proposed Sale and Liquidation. We urge you to read the Consent Statement and enclosed materials carefully before voting. If you have any questions please feel free to call our consent solicitors, Morrow & Co., Inc. at (800) 566-9061.

                                        Very truly yours,

                                        Thomas F. Lynch, III
                                        President
                                        Prudential-Bache Properties, Inc.
                                        Managing General Partner

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                                ONE SEAPORT PLAZA
                             NEW YORK, NY 10292-0116

                             ----------------------

                  NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT

                               SEPTEMBER 17, 1996

                             ----------------------

To the Unitholders of Prudential-Bache/Watson & Taylor, Ltd.-4:

     NOTICE IS HEREBY GIVEN to the holders (the "Unitholders") of the limited partnership interests in the Partnership (the "Units") of Prudential-Bache/Watson & Taylor, Ltd.-4, a Texas limited partnership (the "Partnership"), that Prudential-Bache Properties, Inc., the Managing General Partner of the Partnership ("PB Properties"), is soliciting written consents, in lieu of a meeting of Unitholders, to approve a single proposal, involving (a) the sale of substantially all of the assets of the Partnership, other than certain undeveloped land, as contemplated by the Contract of Sale, dated as of June 13, 1996 (the "Contract of Sale"), by and between the Partnership and Public Storage, Inc. and the sale of such undeveloped land on such terms and conditions as the Managing General Partner may determine and (b) the complete liquidation and dissolution of the Partnership (collectively, the "Transaction"), all as more fully described in the accompanying Consent Statement. The Transaction must be approved by the holders of a majority of the Units, which approval shall constitute the approval of the Partnership.

     Only Unitholders of record at the close of business on September 1, 1996 are entitled to give their consent to these actions.

     The accompanying Consent Statement describes the Transaction in detail.

- --------------------------------------------------------------------------------

                   YOUR CONSENT TO THIS PROPOSAL IS IMPORTANT

       DEADLINE: 10:00 A.M., NEW YORK TIME, ON FRIDAY, OCTOBER 18, 1996

TO ENSURE THAT YOUR INTEREST WILL BE REPRESENTED, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED CONSENT CARD AND PROMPTLY MAIL IT IN THE ENCLOSED SELF-ADDRESSED POSTAGE-PREPAID ENVELOPE.

- --------------------------------------------------------------------------------

     Your approval is important. Please read the Consent Statement carefully and then complete, sign and date the enclosed Consent Card and return it in the self-addressed postage-prepaid envelope. Any Consent Card which is signed and returned but does not specifically disapprove the Transaction will be treated as approving the Transaction.

     To be counted, the Consent Card must be received on or before 10:00 a.m. New York time on Friday, October 18, 1996 (unless such time is extended). A consent may be revoked by written notice received on or before the expiration of the time for responding.

     Your prompt response is appreciated.

                                            PRUDENTIAL-BACHE PROPERTIES, INC.,

                                            Managing General Partner

New York, New York
September 17, 1996

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4

                             ---------------------

                                CONSENT STATEMENT

                             ---------------------

                            ACTION BY WRITTEN CONSENT
                               SEPTEMBER 17, 1996

     This Consent Statement is being furnished to the holders ("Unitholders") of the limited partnership interests (the "Units") in Prudential-Bache/Watson & Taylor, Ltd.-4., a Texas limited partnership (the "Partnership"), in connection with the solicitation of consents by Prudential-Bache Properties, Inc., the Managing General Partner of the Partnership, on behalf of the Partnership. Unitholders are being asked to consent to a proposal which, if approved and consummated, would result in the sale (the "Sale") of substantially all of the Partnership's assets other than certain undeveloped land for cash, the sale of such undeveloped land on such terms and conditions as the Managing General Partner may determine and the complete liquidation and dissolution of the Partnership (collectively, the "Transaction"). The Partnership's assets consist substantially of eleven properties, nine of which are being sold to the Buyer. The Buyer will acquire the five commercial real estate properties consisting of office/warehouse, mini-warehouse and retail facilities and four unimproved land parcels (the "Properties"). The Partnership is seeking to sell the remaining two parcels of undeveloped land.

     The Partnership has entered into a Contract of Sale (the "Contract of Sale") with Public Storage, Inc. (the "Buyer"), dated as of June 13, 1996, for the sale of the Properties to the Buyer for $12,210,000 in cash. Pursuant to the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), the sale of all or substantially all of the Partnership's assets, which will result in the dissolution and ultimate liquidation of the Partnership, must be approved by Unitholders who are the record holders of a majority of the Units.

     No person has been authorized to give any information or to make any representation other than those contained in this Consent Statement in connection with the solicitation of consents made hereunder and, if given or made, such information or representation must not be relied upon as having been authorized by the Partnership or any other person. The delivery of this Consent Statement shall not under any circumstances create an implication that there has been no change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

                             ---------------------

               THE CONSENT STATEMENT AND FORM OF CONSENT ARE FIRST BEING MAILED TO UNITHOLDERS ON OR ABOUT SEPTEMBER 18, 1996.

                       THE DATE OF THIS CONSENT STATEMENT
                              IS SEPTEMBER 17, 1996

                               TABLE OF CONTENTS

                                                                           Page

SUMMARY ...............................................................     3
  Selected Historical Financial Data ..................................     7
ACTION BY CONSENT .....................................................     8
  General .............................................................     8
  Matters to be Considered ............................................     8
  Recommendations of the General Partners .............................     8
  Action by Consent; Record Date ......................................     8
  Consents ............................................................     9
THE TRANSACTION .......................................................     9
  Description of the Partnership ......................................     9
  General Partners of the Partnership .................................    10
  Background of the Sale of the Properties ............................    10
  Recommendations of the General Partners .............................    12
  Fairness Opinion and Appraisals .....................................    13
  Certain Income Tax Consequences and Considerations ..................    18
  Accounting Treatment ................................................    22
  Reason for Obtaining Unitholder Approval ............................    23
THE CONTRACT OF SALE ..................................................    23
  The Sale ............................................................    23
  Title and Environmental Defects .....................................    23
  Closing Conditions ..................................................    25
  Remedies ............................................................    25
  Covenants ...........................................................    25
  Certain Expenses ....................................................    26
  Casualty and Condemnation ...........................................    26
  Termination .........................................................    27
FINAL DISTRIBUTIONS AND  LIQUIDATION ..................................    27
NO APPRAISAL RIGHTS ...................................................    28
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF .......................    28
MARKET PRICES FOR THE PARTNERSHIP'S UNITS AND
 DISTRIBUTIONS TO UNITHOLDERS AND THE GENERAL PARTNERS ................    29
  Market Price ........................................................    29
  Distributions .......................................................    29
AVAILABLE INFORMATION .................................................    30

Contract of Sale ....................................................  Annex A
Stanger Fairness Opinion ............................................  Annex B
Partnership Annual Report on Form 10-K
  for the year ended December 31, 1995 ..............................  Annex C
Partnership Quarterly Report on Form 10-Q
  for the quarter ended June 30, 1996 ...............................  Annex D
Ernst & Young Tax Letter ............................................  Annex E

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Consent Statement, including the Annexes hereto, which are a part of this Consent Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Consent Statement. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Consent Statement. Unitholders are urged to read this Consent Statement in its entirety.

THE PARTNERSHIP

Prudential-Bache/
  Watson & Taylor, Ltd.-4.........  The Partnership owns and operates nine properties, five of which are commercial real estate properties consisting of office/warehouse, mini-warehouse and retail facilities, and four of which are unimproved properties (the "Properties"). The Partnership also owns two tracts of undeveloped land in Texas. The offices of the Partnership are located at One Seaport Plaza, New York, New York 10292-0116.

CONSENT DEADLINE

Deadline for Consents.............  Consents must be received by Friday,
                                    October 18, 1996, at 10:00 a.m., New York time (unless such time is extended).

THE TRANSACTION

General...........................  The Transaction to be approved by
                                    Unitholders is a single proposal for the Sale and the sale of the undeveloped land and Liquidation. The purchase price for the Properties is $12,210,000.

Final Distributions and
   Liquidation....................  As promptly as practicable following the consummation of the Sale, the Managing
                                    General Partner will determine the amount of assets that it believes will be sufficient to provide for the Partnership's liabilities, including contingent liabilities, if any. The remainder of the Partnership's cash will be distributed in accordance with the Partnership Agreement, in an initial liquidating distribution. Once all of its obligations have been satisfied and any undeveloped land is sold, the Partnership will distribute its remaining cash and dissolve. It is expected that the bulk of the distribution will be made promptly after the Sale and the remainder within approximately one year. The Partnership estimates that these liquidating distributions will aggregate approximately $165 per Unit. See "FINAL DISTRIBUTIONS AND LIQUIDATION."

Background........................  See "THE TRANSACTION -- Background of the
                                    Sale of the Properties."

Recommendations of the
  General Partners................  PB Properties, George S. Watson and A.
                                    Starke Taylor, III, the general partners of the Partnership (the "General Partners"), have carefully considered the Transaction and concluded that the Transaction is in the best interests of the Partnership and the Unitholders. Accordingly, the General Partners have approved the Transaction and recommend that Unitholders vote in favor of the Transaction. See "THE TRANSACTION -- Recommendation of the General Partners."

Opinion of Financial Advisor......  Robert A. Stanger & Co. ("Stanger") acted as financial advisor to the Partnership in
                                    connection with the Transaction. The
                                    Partnership has received a fairness opinion from Stanger to the effect that the consideration to be received in the Sale is fair from a financial point of view to the Partnership. See "THE TRANSACTION -- Fairness Opinion and Appraisals." For rendering financial advisory services with respect to the Partnership's portfolio and preparing a fairness opinion in connection with the Sale, Stanger is being paid a fee of $192,100 by the Partnership, a substantial portion of which is contingent upon the closing of the Sale. Stanger is also receiving fees from the other Partnerships in connection with the sale of their properties.

Independent Appraisals............  The Partnership received MAI-certified appraisals of the Properties from an
                                    independent, third-party appraisal firm,
                                    Cushman & Wakefield of Texas, Inc. ("Cushman
                                    & Wakefield"), dated September 1995. The purchase price exceeds the aggregate appraised value of the Properties. See "THE TRANSACTION -- Fairness Opinion and Appraisals."

The Buyer.........................  Public Storage, Inc., the Buyer, is an
                                    equity real estate investment trust ("REIT") organized as a corporation under the laws of the State of California. The Buyer is a fully integrated, self-administered and self-managed REIT that acquires, develops, owns and operates self-service mini-warehouse facilities and also manages similar properties for third parties. The Buyer is the largest owner and operator of mini-warehouses in the United States. The Buyer (or a predecessor) has been the manager of the day-to-day operations of the improved Properties since 1988. The offices of the Buyer are located at 701 Western Avenue, Glendale, California. The Buyer has entered into contracts with certain other partnerships formed by the General Partners under which such other partnerships would sell substantially all of their properties to the Buyer. See "THE TRANSACTION-- Background of the Sale of the Properties."

Security Ownership and
  Voting of the General
  Partners .......................  As of September 1, 1996, none of the General
                                    Partners or any director or officer of any of the General Partners owned directly or beneficially any of the Units. Ralph DeFeo, president of Watson & Taylor Management Company, Inc., directly owns 40 Units. Prudential Securities Incorporated, an affiliate of PB Properties, beneficially owned 391 Units (approximately 0.6% of the outstanding Units) as of September 1, 1996. Prudential Securities Incorporated intends to vote its Units to approve the Transaction. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

Effective Time of the
  Transaction.....................  It is anticipated that the Transaction will be consummated as promptly as practicable after the requisite Unitholder approval has been obtained and all other conditions to the Transaction have been satisfied or waived.

Conditions to the Transaction;
  Termination of the Transaction..  The Transaction is conditioned upon, among other things, the approval thereof by
                                    Unitholders of record owning a majority of the Units. The Transaction may be terminated if it is not consummated by March 13, 1997. The Partnership may terminate the Transaction if the Partnership receives a more favorable offer for the purchase of the Properties. In the latter case, a termination fee of $231,990 (plus expenses up to $15,000) shall be payable to the Buyer. A termination fee would also be payable if Unitholder approval is not obtained and a contract or letter of intent to sell the properties at a price exceeding the Purchase Price is entered into within 180 days of the termination of the Contract of Sale. See "THE CONTRACT OF SALE -- Conditions; Termination."

No Appraisal Rights ..............  Unitholders do not have appraisal rights in connection with the Transaction.  See "NO
                                    APPRAISAL RIGHTS."

Certain Income Tax
  Consequences and
  Considerations..................  For U.S. Federal income tax purposes, the
                                    Partnership will be required to report a loss allocable to the Unitholders of approximately $10.9 million in connection with the sale of the Properties and the sale of certain undeveloped land. As a result, each taxable Unitholder will recognize a loss of approximately $158 per Unit, and each tax-exempt Unitholder will recognize a loss of approximately $173 per Unit. See "THE TRANSACTION -- Certain Income Tax Consequences and Considerations."

Accounting Treatment..............  For financial reporting purposes, the Sale will be treated as a sale of properties. See
                                    "THE TRANSACTION -- Accounting Treatment."

Regulatory Matters................  No Federal or State regulatory requirements must be complied with or approvals obtained in connection with the Transactions.

ACTION BY CONSENT

Record Date; Units
  Entitled to Consent.............  Unitholders of record at the close of business on September 1, 1996, are entitled to execute an action by written consent. At such date, there were 66,555 Units outstanding, each of which will entitle the record owner thereof to one vote.

Purpose of the Action.............  Written consents are being solicited to approve (a) the sale of the Properties,
                                    which comprise substantially all of the
                                    assets of the Partnership (the "Sale"),
                                    other than certain undeveloped land, and the sale of such undeveloped land on such terms and conditions as the Managing General Partner may determine and (b) the complete liquidation and dissolution of the Partnership and the distribution of the assets of the Partnership in accordance with the Partnership Agreement, other than such assets as are set aside to provide for the payment of all liabilities of the Partnership (the "Liquidation," and together with the Sale and the sale of the undeveloped land, the "Transaction").

Votes Required....................  The approval of the Transaction will require the written consent of Unitholders of record holding a majority of all outstanding Units of the Partnership entitled to consent thereto. Such approval will constitute the approval of the Partnership.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data for each of the years in the five-year period ended December 31, 1995 and the six months ended June 30, 1995 and 1996, has been derived from the Partnership's financial statements. The selected financial data set forth below should be read in conjunction with the financial statements and related notes thereto included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995 and the unaudited financial statements and related notes thereto included in the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, copies of which are attached hereto.


                                                                                                             Six Months ended
                                                  Year ended December 30,                                        June 30,
                        --------------------------------------------------------------------------     ---------------------------
                             1995            1994           1993            1992            1991            1996             1995

Rental income           $  1,945,915    $  1,837,381   $  1,584,984    $  1,407,964    $  1,443,283    $    938,242   $    963,857

Provision
 for loss on
 impairment
 of assets              $    900,000            --     $    800,000    $    484,000    $  6,858,000            --             --

Net income
 (loss)                 $   (717,009)   $    276,355   $   (667,213)   $   (688,472)   $ (7,219,794)   $    130,689   $    151,981

Net income
 (loss) per
 Unit                   $     (11.51)   $       3.17   $     (10.75)   $     (10.76)   $    (107.94)   $       1.81   $       1.79

Total assets            $ 13,635,938    $ 14,858,287   $ 15,616,124    $ 16,885,088    $ 18,158,889    $ 13,166,616   $ 14,692,209

Total
Unitholder
 distributions          $    582,846    $    740,757   $    615,634    $    427,283    $    662,386    $    878,067   $    291,325

Unitholder
 distributions
 paid per
 Unit                   $       8.76    $      11.13   $       9.25    $       6.42    $       9.95    $      13.19   $       4.38

                               ACTION BY CONSENT

GENERAL

     This Consent Statement is being furnished on behalf of the Partnership to the holders of the limited partnership interests of the Partnership in connection with the solicitation of consents by PB Properties, as Managing General Partner of the Partnership.

     This Consent Statement and accompanying form of Consent Card is first being mailed to Unitholders on or about September 18, 1996.

MATTERS TO BE CONSIDERED

     Consents are being solicited to approve a proposal involving the sale of the Properties which comprise substantially all of the assets of the Partnership, the sale of certain undeveloped land on such terms as the Managing General Partner may determine, and the distribution of the assets (which following the Sale and the sale of the undeveloped land will consist principally of cash and cash equivalents) of the Partnership, other than such assets as are set aside to provide for the payment of liabilities of the Partnership, and the complete liquidation and dissolution of the Partnership.

RECOMMENDATIONS OF THE GENERAL PARTNERS

     The General Partners have approved the sale of the Properties, the sale of certain undeveloped land held by the Partnership on such terms and conditions as the Managing General Partner may determine, and the complete liquidation and dissolution of the Partnership and recommend that Unitholders consent to the Transaction. See "THE TRANSACTION -- Background of the Sale of the Properties; Recommendation of the General Partners."

ACTION BY CONSENT; RECORD DATE

     The record date has been fixed as September 1, 1996, (the "Record Date") for the determination of Unitholders entitled to consent with respect to the Transaction. As of the close of business on the Record Date, there were 66,555 Units outstanding and entitled to consent, which Units were held by 4,270 Unitholders of record. Each Unitholder of record at the close of business on the Record Date is entitled to consent on the Transaction and cast one vote for each Unit held by returning a properly executed Consent Card.

     The consent of Unitholders who are the record holders of a majority of all outstanding Units entitled to vote thereon is required to approve the Transaction. Under applicable law, in tabulating the vote for any matter, abstentions and broker non-votes will have the same effect as votes against the Transaction.

CONSENTS

     This Consent Statement is being furnished to Unitholders in connection with the solicitation of consents by and on behalf of the Partnership.

     Any consent given pursuant to this solicitation may be revoked by the person giving it at any time before 10:00 a.m. New York time on Friday, October 18, 1996 (unless the time for responses is extended), by sending a written notice of such revocation to the Partnership's consent solicitor, Morrow & Co., Inc., so that such notice arrives before such time. Any written notice of revocation or subsequent consent should be sent to Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022.

     Under applicable law and the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") any matter upon which the Unitholders are entitled to act may be submitted to the Unitholders for a vote by written consent without a meeting.

     The Partnership has retained Morrow & Co., Inc. to aid in the solicitation of consents for a fee of approximately $3,500, plus expenses. In addition to solicitation by use of the mails, officers, directors and employees of PB Properties or its affiliates may solicit consents in person or by telephone, telegram or other means of communication. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. All costs and expenses of this solicitation, including the cost of preparing and mailing this Consent Statement, will be borne by the Partnership.

UNITHOLDERS SHOULD NOT SEND ANY UNIT CERTIFICATES WITH THEIR CONSENT CARDS.

                                 THE TRANSACTION

DESCRIPTION OF THE PARTNERSHIP

     The Partnership was formed to acquire, develop, own and operate self-storage and business center facilities. In December 1986, the Partnership completed an offering through which it sold 66,555 Units, representing gross proceeds to the Partnership of approximately $33.3 million. The Partnership will terminate on December 31, 2010 unless terminated sooner under the provisions of the Partnership Agreement.

     The Partnership invested in and owns and operates the Properties, which consist of nine properties, five of which are commercial real estate properties consisting of office/warehouse, mini-warehouse and retail facilities, and four of which are unimproved properties.

     Excepted from the Properties are two parcels of undeveloped land. The first parcel consists of .5199 acres of vacant land on the west side of Williams Road, approximately 1,800 feet south of John T. White Road in Forth Worth, Texas. The site has approximately 147 feet of frontage along the west side of Williams Road. The property is zoned C-Multi-Family. The property was appraised as of September 30, 1994 at $11,000.

     The second tract consists of .7662 acres of vacant land located on the north side of Beltline Road, approximately 180 feet east of Surveyor Boulevard in Addison, Texas. The property has approximately 191 feet of frontage along the north side of Beltline Road. The property is zoned I-1, Industrial District. The property was appraised as of September 30, 1995 at $425,000.

     In seeking to sell these parcels of undeveloped land, the Managing General Partner makes no assurances as to its success in selling them or as to the purchase prices therefor.

GENERAL PARTNERS OF THE PARTNERSHIP

     The general partners of the Partnership are PB Properties, the Managing General Partner, and George S. Watson and A. Starke Taylor, III, the Individual General Partners (collectively, the "General Partners").

BACKGROUND OF THE SALE OF THE PROPERTIES

     In late 1995, the General Partners of the Partnership considered seeking bids for the Properties and the undeveloped land, and, assuming acceptable bids were received, entering into agreements to sell the Properties subject to limited partner approval, obtaining limited partner approval, and, after the sale, liquidating the Partnership. At such time Messrs. Watson and Taylor reiterated their view as had previously been expressed to the Managing General Partner that Watson & Taylor Management, Inc. could achieve better results managing the Properties than those achieved by the Buyer, leading to higher cash flow for the Partnership. Therefore, Messrs. Watson and Taylor believed that it would be in the best interests of the Partnership that management of the Properties be transferred to their management company and, after results improved, to then sell the Properties. The Managing General Partner did not agree with these views and believed that, for the reasons stated in the next paragraph, this was an excellent time to sell the Properties. The Managing General Partner informed Watson and Taylor that it would not agree to transfer management of the Properties to Watson & Taylor Management, Inc. Based on the Managing General Partner's position, Watson and Taylor concluded that the best interests of the Partnership would be served by proceeding with a sale of the Properties if fair prices could be obtained.

     The Partnership then retained Stanger to provide advice with respect to a possible sale of the Properties and liquidation of the Partnership. Stanger advised the General Partners that the market for the sale of self-storage properties was favorable, based on, among other things, (i) strong performance trends in the self-storage industry, (ii) bullish expectations among self-storage buyers and investors, (iii) increasing economic viability of self-storage development activity in many areas, and the consequent potential future negative impact on occupancies and rental rates for existing facilities,
(iv) a very high level of availability of equity capital and currently deep pool of buyers with budgeted acquisition capital targeting self-storage properties, (v) re-emergence of lending activity and debt capital to the self-storage market, (vi) favorable trends in acquisition parameters of major buyers and a resulting increase in property values and (vii) increased ability to market properties on favorable terms.

     Accordingly, based in part on such information, as well as, (i) current market conditions appearing favorable for a sale, (ii) the original business plan for the Partnership being consistent with a sale at approximately such time and (iii) the General Partners ability to evaluate bids before committing to a sale, the General Partners determined to seek bids for the Properties.

     On December 18, 1995, the Partnership, as well as Prudential-Bache/Watson & Taylor, Ltd.-I, Prudential-Bache/Watson & Taylor, Ltd.-2 and Prudential-Bache/Watson & Taylor, Ltd.-3 (three other partnerships formed by the General Partners to invest primarily in similar properties) (the "Other Partnerships") announced that they were soliciting bids for their properties, invited interested parties to bid on any or all of the properties held by such partnerships and announced that, if acceptable bids were received by a partnership, the partnership would enter into agreements to sell the properties, subject to the approval of its limited partners. If so approved, the partnership would liquidate and distribute its net assets to its partners.

     The Partnership then retained Stanger as its financial advisor. The Partnership and its advisor contacted approximately 100 potential bidders concerning the possible sale of the Properties, of whom approximately 35 returned executed confidentiality agreements, and were each sent an offering package which contained business and financial information pertinent to the Properties and the properties of the Other Partnerships.

     The Partnership received eleven bids to purchase some or all of the Properties. The terms and conditions of each bid were reviewed based upon certain factors which the Partnership had instructed bidders were especially important. Such factors included, but were not limited to, price, certainty of closing (including the definiteness of financing and financial capability of the bidder), the existence of potential downward adjustments to the purchase price in the bid as a result of due diligence or claims by the Buyer, including but not limited to reductions in purchase price for any structural repairs, capital costs and deferred maintenance items, and the absence of closing contingencies of the sale relating to the purchase of assets of any of the Other Partnerships.

     As a result of this review and discussions with bidders, the terms of certain bids were modified. Among the bids reviewed was a bid from a private company for the assets of the Partnership and all the assets of the Other Partnerships in which the nominal amount of the offer allocated to the Partnership's Properties exceeded the Buyer's offer. However, the bidder had not visited the properties, indicated the bid was subject to potential reductions following a due diligence physical review of the properties and a review by its accountants of financial information related to the Properties, and subsequently indicated that its bid was contingent on the acquisition of all the assets of the Other Partnerships as well as the Partnership. In addition, the bidder failed to provide sufficient evidence of its ability to finance the acquisition. When informed that its offer for the properties of two of the Other

Partnerships would not be accepted, the bidder withdrew its bid for the Partnership's Properties.

     During the course of these reviews and discussions, the Buyer, which had not previously submitted a bid for the Properties, submitted a bid for the Properties, as well as bids for substantially all of the properties held by the Other Partnerships.

     Each of these bids was conditioned on the acceptance of the Buyer's other bids. The Partnership negotiated with the Buyer regarding price separately from the Other Partnerships. Each partnership insisted that the price offered for its properties by the Buyer be higher than any other bona fide bid received by such partnership. In addition, each partnership insisted that the price to be paid for its properties not be affected by the price to be paid for the properties of any other partnership. Each partnership also insisted that, once signed, the contract with it not be conditioned on the contract entered into by any other partnership, and that the termination of one contract would not have any affect on any other contract. The Contract of Sale is not conditioned on any contract with any Other Partnership, consistent with the original guidelines provided to bidders. The Buyer's proposal was the most favorable received for the Properties.

     The Buyer is an equity real estate investment trust ("REIT") organized as a corporation under the laws of the State of California. The Buyer is a fully integrated, self-administered and self-managed REIT that acquires, develops, owns and operates self-service mini-warehouse facilities. The Buyer is the largest owner and operator of mini-warehouses in the United States. The offices of the Buyer are located at 701 Western Avenue, Glendale, CA 91203 and its telephone number is (818) 244-8080.

     The Buyer (or a predecessor) has been the manager of the day-to-day operations of the Properties, as well as certain properties held by the Other Partnerships, since 1988.

     The Buyer has entered into contracts with the Other Partnerships under which each of the Other Partnerships would sell its properties to the Buyer (other than, in certain cases, undeveloped land owned by such partnerships).

RECOMMENDATIONS OF THE GENERAL PARTNERS

     The General Partners of the Partnership, believe that the Sale is fair and reasonable to the Unitholders, and recommend that the Unitholders approve the Transaction. In arriving at their determination, the General Partners considered each of the factors discussed below:

     (i) Their belief that current market conditions are favorable for the sale of the Properties.

     (ii) The timing of the Sale is consistent with the anticipated holding period for Units set forth in the initial offering.

    (iii) The Sale and liquidation provides liquidity to Unitholders.

     (iv) The price and terms agreed to by the Buyer are the result of a competitive bidding process and are the most favorable available to the Partnership, based upon the bidding process described above under "--Background of the Sale of the Properties."

     (v) The purchase price exceeds the aggregate appraised value of the Properties, as determined by Cushman & Wakefield, an independent, third-party appraisal firm (see "--Fairness Opinion and Appraisals").

     (vi) The fairness opinion of Stanger that the consideration to be received in the Sale is fair from a financial point of view to the Partnership, described below under "--Fairness Opinion and Appraisals."

    (vii) The terms and conditions of the Contract of Sale, as described under "THE CONTRACT OF SALE." In particular, the fact that the Buyer's obligations are not subject to obtaining financing. If the Buyer were to terminate its obligations, it would forfeit the $915,750 Downpayment. Further, the Contract of Sale limits claims that the Buyer can make against the Partnership. Finally, the Contract of Sale can be terminated by the Partnership if the Partnership receives and accepts an unsolicited better offer for the Properties, although the Partnership would then be obligated to return the Downpayment and pay an additional $231,990 (plus expenses up to $15,000) to the Buyer. A termination fee would also be payable if Unitholder approval is not obtained and a contract or letter of intent to sell the properties at a price exceeding the Purchase Price is entered into within 180 days of the termination of the Contract of Sale.

     Unitholders should be aware that, if the Sale is consummated, the Partnership would not receive the benefits of any potential increases in cash flow or values of the Properties following the Sale.

     The General Partners found it impracticable to, and therefore did not, quantify or otherwise assign specific or relative weights to the above factors in its consideration of the Contract of Sale, and instead, considered the various above factors in their totality.

FAIRNESS OPINION AND APPRAISALS

FAIRNESS OPINION FROM STANGER

     Stanger was engaged by PB Properties on behalf of the Partnership, in its capacity as Managing General Partner of the Partnership, to provide financial advisory services and to render an opinion as to the fairness to the Partnership from a financial point of view of the consideration to be received in the Sale. The full text of the Opinion, which contains descriptions of the assumptions and qualifications made, matters considered and limitations on the review and opinion, is set forth in Annex B to this Proxy Statement and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the fairness opinion are set forth below. The summary set forth below does not purport to be a complete description of the analysis used by Stanger in rendering the fairness opinion. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

     In connection with its analysis, Stanger made certain assumptions, described more fully below, which the Partnership advised Stanger it would be reasonable to make. The Partnership imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in rendering the fairness opinion. The Partnership has agreed to indemnify Stanger against certain liabilities arising out of its engagement to render financial advisory services and to prepare and deliver the fairness opinion.

     EXPERIENCE OF STANGER - Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange firms and insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, asset sale transaction structuring and negotiation, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

     Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, real estate, oil and gas reserves, cable television systems and equipment leasing assets.

     SUMMARY OF MATERIALS CONSIDERED - In the course of Stanger's analysis to render its opinion regarding the Sale, Stanger: (i) reviewed the Contract of Sale and this Consent Statement, (ii) reviewed the Partnership's Annual Reports on Form 10-K for the years ending December 31, 1993, 1994 and 1995 and the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, (iii) reviewed the Appraisals of the Properties prepared by Cushman & Wakefield ("Cushman & Wakefield"), an independent appraisal firm, as of September 30, 1995, (iv) reviewed summary historical operating statements for each of the Properties for 1995 and the first six months of 1996 and budgets for 1996, (v) performed site inspections of each of the Properties owned by the Partnership, (vi) reviewed information regarding purchases and sales of self-storage/office-warehouse properties and other information relating to acquisition criteria for self-storage/office-warehouse properties, (vii) discussed with management of the Partnership conditions in self-storage/office-warehouse property markets, conditions in the market for sales/acquisitions of properties similar to those owned by the Partnership, current and projected operations and performance, and the financial condition of the Partnership and (viii) conducted such other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

     SUMMARY OF ANALYSIS - The following is a summary of certain reviews conducted by Stanger in connection with and in support of its fairness opinion. The summary of the

Opinion and analysis of Stanger set forth in this Proxy is qualified in its entirety by reference to the full text of such Opinion.

     Review of Method of Sale. Stanger observed that the portfolio of Properties owned by the Partnership was offered for sale pursuant to a competitive bidding process. Potential purchasers were identified based on a review of certain real estate industry publications, a review of publicly traded real estate investment trusts, and industry contacts. Prospective buyers were identified based on such factors as type of properties owned or managed, geographical location of current portfolio, and disclosed acquisition objectives. Based on this process, approximately 100 prospective purchasers were identified and contacted regarding their interest in the Properties.

     A confidential memorandum describing each Property was prepared, which included a physical description, photographs, available site plans, location maps, market area demographics and, where applicable, unit configuration, gross potential income, historical physical occupancy, and a summary of financial information. As a result of the process described above, 35 confidential memorandums were distributed to prospective buyers after receipt of confidentiality agreements. Eleven bidders submitted proposals to purchase some or all of the Properties of the Partnership. Bids were evaluated both on an individual property basis and on a portfolio basis.

     Review of Appraisals and Purchase Price - In preparing its opinion, Stanger relied in part upon the Appraisals of the Partnership's portfolio of properties which were prepared as of September 30, 1995 by Cushman & Wakefield. Stanger observed the Appraisals were certified by a Member of the Appraisal Institute and were conducted utilizing the income approach and/or the sales comparison approach to establish value. In addition, Stanger observed that in the course of conducting the Appraisals, Cushman & Wakefield collected and analyzed local market data, including but not limited to, rental rates at competing properties and/or capitalization rates and/or prices per unit or prices per square foot or prices per acre paid in actual sales transactions involving similar type properties in the general market area of each Property. Stanger observed the aggregate appraised value of the Properties owned by the Partnership and to be sold to the Buyer was $12,165,000.

     Stanger observed that the Purchase Price is $12,210,000 and that such amount is $45,000 greater than the appraised value of $12,165,000 based on independent appraisals prepared by Cushman & Wakefield as of September 30, 1995. The Purchase Price, at $12,210,000, thus represents a 0.4% premium to the sum of the appraised values.

     CONCLUSIONS - Based on the foregoing, Stanger concluded that, based upon its analysis and assumptions, and as of the date of the fairness opinion, the consideration to be received in the Sale is fair to the Partnership from a financial point of view.

     ASSUMPTIONS - In evaluating the Sale, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Consent Statement or that was furnished or otherwise communicated to Stanger. Stanger did not perform an independent appraisal of the assets and liabilities of the Partnership and relied upon and assumed the accuracy of the Appraisals. Stanger also relied on the assurances of the Managing General Partner that any financial statements, projections, budgets, or value estimates contained in the Consent Statement or otherwise provided to Stanger were reasonably prepared on a basis consistent with actual historical experience and reflecting the best currently available estimates and good faith judgments; that no material changes have occurred in the appraised value of the portfolio or the information reviewed between the date of the Appraisals or the date of other information provided and the date of the opinion; and that the Managing General Partner is not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

     In connection with preparing the fairness opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Annex B. Stanger does not intend to deliver any additional written summary of the analysis.

     COMPENSATION; PRIOR RELATIONSHIPS - For rendering financial advisory services with respect to the sale of the Partnership's portfolio and preparing the fairness opinion in connection with the Sale, Stanger is being paid a fee of $192,100 by the Partnership, a substantial portion of which is contingent upon the closing of the Sale. Stanger will also receive fees from the Other Partnerships totalling $939,300 for financial advisory services and preparing fairness opinions in connection with the sale of their assets. In addition, Stanger will also be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against certain liabilities including certain liabilities under the Federal securities laws. During the past two years, Stanger has rendered certain consulting services to the Partnership and its affiliates and the Other Partnerships, for which it has received customary compensation aggregating $262,918. Stanger has also rendered financial advisory services to REIT affiliates of the Buyer during the past two years, for which it has received customary compensation aggregating $334,086.

     LIMITATIONS AND QUALIFICATIONS - Stanger was not requested to, and therefore did not: (i) select the method of determining the consideration offered in the Sale, (ii) make any recommendation to Limited Partners whether to approve or reject the Sale or (iii) express any opinion as to the business decision to effect the Sale, alternatives to the Sale or tax factors resulting from the Sale. Stanger's opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the Opinion. See "--Background of the Sale of the Properties."

     Among the factors considered in its selection were Stanger's experience in connection with self-storage assets and mergers, acquisitions and reorganizations of real estate partnerships and its expertise in real estate valuations and transactions.

CUSHMAN & WAKEFIELD APPRAISAL REPORTS

     Various subsidiaries of Cushman & Wakefield, Inc. completed individual appraisal reports on each Property as of September 30, 1995. The term Cushman & Wakefield shall mean the particular subsidiary which prepared the appraisal report. Property inspections were conducted and included discussions with on-site managers. Appraisers also conducted market research regarding local and regional economic conditions, competitive self-storage/office warehouse/office showroom properties (existing and potential) and recent comparable sales transactions. The sum of the individual appraised values of the Properties in the reports is $12,165,000.

     In each appraisal, Cushman & Wakefield used the Sales Comparison Approach and/or the Income Approach to develop a market value estimate for each property, except for one property wherein Cushman & Wakefield concluded that the Sales Cost Approach was not appropriate due to the lack of sufficient comparable sales data. The Cost Approach was not used due to the difficulty in quantifying the various forms of obsolescence and, in addition, because it is generally recognized that market participants do not rely on the Cost Approach in making their investment decisions.

     LAND VALUATION METHODOLOGY. While there are several methods that may be employed to estimate the value of undeveloped land parcels, the Sales Comparison Approach is generally considered to be the best approach when there is sufficiently comparable sales data to draw a meaningful conclusion. The Sales Comparison Approach was utilized in evaluating the Partnership's undeveloped land parcels.

     SALES COMPARISON APPROACH. Cushman & Wakefield utilized the Sales Comparison Approach as one of two methods to estimate the market value of each Property. The basic steps involved in the Sale Comparison Approach are: (i) research recent, relevant property sales and current offerings throughout the competitive area; (ii) select and analyze those properties considered most similar to the property appraised considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional or locational factors; (iii) identify sales which include favorable financing and calculate the cash equivalent price; (iv) reduce the sale prices to common units of comparison such as the price per square foot of building area, and the effective gross income multiplier; (v) make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and (vi) interpret the adjusted sales data and draw a logical value conclusion.

     For each of the eight appraisals which utilized the Sales Comparison Approach, the sales prices inherent in the comparable sales transactions were reduced to those common units of comparison used by buyers and sellers to analyze improved or unimproved properties. The two primary units of comparison developed by Cushman & Wakefield were the sales price per square foot, or sales price per acre in the case of certain unimproved land parcels, and the effective gross income multiplier (EGIM) methods of analysis.

     INCOME APPROACH. Cushman & Wakefield also employed the Income Approach in developing a market value estimate for each of the five developed properties. In utilizing the Income Approach, Cushman & Wakefield developed an unleveraged discounted cash flow analysis for each property based upon an eleven year cash flow forecast inclusive of the estimated proceeds from a hypothetical sale at the end of the tenth year period. The estimated proceeds from the hypothetical sale at the end of the ten year holding period were based upon the eleventh year's net operating income from the property.

     The basis for the growth rates which were applied to the revenues and expenses of the properties in the portfolio included the following considerations: Cushman & Wakefield's analysis of the historical operating performance of the properties; Cushman & Wakefield's internal database of revenues and operating expenses for other comparable properties; and Cushman & Wakefield's analysis of the probable market conditions which would affect the revenues and operating expenses for each of the properties.

     The basis for the discount rate utilized by Cushman & Wakefield includes the following: Cushman & Wakefield's internal database for comparable properties; Cushman & Wakefield's regular, periodic survey of more than 20 institutional owners of properties; and publicly available, published real estate industry statistics.

     Cushman & Wakefield is a commercial real estate company which provides a broad array of services to its domestic and international clients. Cushman & Wakefield and affiliates have offices nationwide covering most of the major real estate markets, and its business activities include commercial leasing, tenant representations, appraisals and valuations, feasibility studies, sales and financings of income-producing properties, real estate advisory and consulting services, property management and market research. Cushman & Wakefield has, from time to time, provided services to PB Properties and its affiliates, and may do so in the future. As compensation for its services in connection with the appraisals, the Partnership paid the various Cushman & Wakefield companies which prepared the reports fees totalling $33,000 and reimbursed them for their out-of-pocket expenses.

     An appraisal is only an estimate of value, as to the specific date stated in the appraisal, and is subject to the assumptions and limiting conditions stated in the report. As an opinion, it is not a measure of realizable value and may not reflect the amount which would be received if the property was sold. Reference should be made to the entire appraisal report. Copies may be obtained at the reasonable cost of document reproduction upon written request to Prudential-Bache/Watson & Taylor, Ltd.-4, Property Appraisals, One Seaport Plaza, New York, New York 10292-0116.

CERTAIN INCOME TAX CONSEQUENCES AND CONSIDERATIONS

General

     The following discussion summarizes the general estimated Federal income tax consequences arising from the consummation of the Sale and provides a general overview of certain State income tax considerations. This summary is not intended to and should not be considered an opinion respecting the Federal or State income tax consequences to a particular Unitholder. Due to the complexity of the tax issues involved, Unitholders are urged to consult with their personal tax advisors regarding their individual circumstances and the tax reporting consequences of the transaction.

     Based upon the description of the Sale and the sale of certain undeveloped land contained in this Consent Statement, and assuming the Sale and the sale of the undeveloped land are consummated on September 30, 1996, the Partnership's independent accountants have advised the Partnership that THE SALE AND THE SALE OF THE UNDEVELOPED LAND WILL RESULT IN A TOTAL LOSS ALLOCABLE TO THE UNITHOLDERS FOR FEDERAL INCOME TAX PURPOSES IN 1996 OF APPROXIMATELY $10.9 MILLION OR AN AVERAGE OF APPROXIMATELY $158 PER UNIT FOR A TAXABLE UNITHOLDER AND AN AVERAGE OF APPROXIMATELY $173 PER UNIT FOR A TAX-EXEMPT UNITHOLDER. Approximately $5.6 million of such loss (or an average of approximately $81 per Unit for a taxable Unitholder and an average of approximately $89 per Unit for a tax-exempt Unitholder) will represent Section 1231 Loss (defined below) and approximately $5.3 (or an average of approximately $77 per Unit for a taxable Unitholder and an average of approximately $84 per Unit for a tax-exempt Unitholder) will represent capital loss. However, due to varying admission dates and the operation of the Partnership Agreement, the actual amount of recognized loss that is allocated to a Unit will depend upon a Unitholder's admission date.

     The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"); existing final, temporary and proposed Treasury regulations thereunder (the "Regulations" or "Treas. Reg. ss."); published rulings and practices of the Internal Revenue Service (the "IRS"); and court decisions, each as currently in effect. There can be no assurance that the IRS will agree with the conclusions herein or that future legislation or administrative changes or court decisions will not significantly modify the Federal income tax law regarding the matters described herein, potentially with retroactive effect.

     This summary does not discuss all the Federal income tax aspects of the Transaction that may be relevant and material to a particular Unitholder in light of the Unitholder's personal circumstances, or to certain types of Unitholders subject to special treatment. For example, insurance companies, subchapter S corporations, partnerships, pension and profit-sharing plans, tax-exempt organizations, non-U.S. taxpayers and others may be subject to special rules not discussed below.

Partnership Status

     Under current law, a "partnership" is not a taxable entity and incurs no Federal income tax liability. Instead, each partner is required to take into account in computing their own income tax liability their own allocable share of the partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss"). The distribution of cash attributable to partnership income is generally not a separate taxable event. This tax treatment, however, depends entirely upon the Partnership's classification as a "partnership" (rather than an "association taxable as a corporation") for Federal income tax purposes. This summary assumes, and PB Properties believes, that the Partnership has been and will continue to be properly classified as a "partnership" for Federal income tax purposes, but no assurance can be given to Limited Partners that this will continue to be true and no opinion of counsel or of the Partnership's independent accountants or ruling from the IRS is currently being sought with respect to this partnership status issue.

Federal Income Tax Consequences

     A sale of the Properties would have certain tax implications to the Unitholders that should be considered.

     Based on its terms, the Sale and the sale of the undeveloped land will result in the Partnership's recognition of a loss for Federal income tax purposes, which in turn will cause the Partnership's partners to be allocated such loss.

     The potential tax consequences to the Unitholders, assuming the Sale and the sale of the undeveloped land are consummated on September 30, 1996, are discussed below.

     Generally, the sale or other disposition of a property for an "amount realized" which is less than the "adjusted basis" of such property will result in the recognition of taxable loss by the taxpayer. The amount realized is ordinarily the selling price reduced by the expenses of sale. The "adjusted basis" of property is its cost (including nondeductible capital expenditures made by the taxpayer at the time of purchase) or other basis in the hands of the taxpayer with certain additions or subtractions for expenditures, transaction costs or recoveries of capital during the period of time from acquisition of the property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of property the initial cost basis must be (i) adjusted upward or increased to include the cost of expenditures for capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) adjusted downward or decreased by (a) items that represent a return of capital and (b) depreciation and amortization.

     Under Section 1231 of the Code (which deals with gains and losses from the sale or exchange of business property), to the extent that a taxpayer's Section 1231 Gains for any taxable year from all sources exceed such taxpayer's Section 1231 Losses (defined below) from all sources for the year, subject to certain exceptions (such as depreciation recapture discussed below), such net Section 1231 Gain (subject to the 5-year rule stated below) shall be treated as a long-term capital gain. However, Section 1231 Gain shall be treated as ordinary income to the extent of prior Section 1231 Losses from any source that were treated as ordinary in any of the previous five years. Section 1231 Gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business, or (ii) real property used in a trade or business, which are held for more than one year. Conversely,
Section 1231 Losses are those losses arising from the sale or exchange of
Section 1231 Property. If Section 1231 Losses exceed Section 1231 Gains, such losses would be treated as ordinary losses.

     Under Sections 1245 and 1250 of the Code (which deal with depreciation recapture), a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition of personal or real property rather than as long-term capital gains ("Section 1245 Gain" and "Section 1250 Gain" respectively). Sections 1245 and 1250 Gains are taxed at the marginal ordinary income tax rate of the taxpayer as opposed to the 28% individual capital gains rate. The Partnership will have minimal, if any, Section 1245 Gain and Section 1250 Gain as a result of the Sale.

     Under Section 702(a)(3) of the Code (which generally deals with the "pass through" tax items from a partnership to its partners), a partnership is required to separately state, and the partners are required to account separately, for their distributive share of all gains and losses. Each Unitholder's allocable share of Section 1245 Gain, Section 1250 Gain, Section 1231 Loss, capital loss, and Partnership net taxable income or loss will be reflected on their own 1996 Schedule K-1.

     Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate depending upon that Unitholder's taxable income, of up to 39.6%. With respect to net capital losses, the amount of net long-term capital loss that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the Unitholder during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations. A corporate Unitholder cannot deduct net capital losses (i.e., it can only deduct a capital loss to the extent of its capital gains). A corporation can carry back a capital loss to each of the three preceding tax years and can carry the loss forward for five years subject to the same limitations.

     While the issue is not free from doubt, the IRS, pursuant to Section 291(a) of the Code (which generally causes additional depreciation recapture for corporate taxpayers), would likely require a corporate Unitholder to treat 20% of the portion of the gain on the Sale allocated to such corporate Unitholder that would otherwise be Section 1231 Gain as ordinary income to the extent of depreciation claimed with respect to real property, and the following discussion and estimates assume such treatment. The total potential amount of Section 291(a) ordinary income recharacterization for a corporate Unitholder is minimal, if any.

     A Unitholder's allocable share of any Partnership loss realized on the sale of its properties (other than capital loss from the sale of investment properties) will be subject to the passive activity loss rules. Please consult your tax advisor regarding the effect that the passive activity loss rules will have upon your tax situation.

     The Partnership expects to make distributions from the Sale proceeds. See "Market Prices and Distributions--Distributions." This distribution will first reduce a Unitholder's Federal income tax basis in their own Unit, and, to the extent the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain, depending on a Unitholder's holding period. If upon the subsequent termination of the Partnership a Unitholder has a basis remaining for their own Unit, the amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on a Unitholder's holding period. Such capital loss can be used to offset (i) net Section 1231 Gains that have not been otherwise recharacterized as ordinary income, and (ii) net capital gains from all other sources that are recognized in the year of Sale.

     Actual gain or loss amounts may vary from the foregoing estimates set forth above. The foregoing estimate does not take into account the effects, if any, of any costs associated with Environmental Defects or Title Defects. See "THE CONTRACT OF SALE--

Title and Environmental Defects." The foregoing estimate was prepared assuming a September 30, 1996 closing, although a later closing in 1996 is not expected to result in material differences.

Certain State Income Tax Considerations

     Because each State's tax law varies, it is impossible to predict the tax consequences to the Unitholders in all the State tax jurisdictions in which they may be subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of State income taxation. Unitholder's should consult their own tax advisors regarding the State income tax consequences of the Transaction.

     State tax consequences to each Unitholder will depend upon the provisions of the State tax laws to which the Unitholder is subject. The Partnership will generally be treated as engaged in business in each of the States in which the Properties are located, and the Unitholders would generally be treated as doing business in such States and therefore subject to tax in such State. Most States modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to State tax. Resident individuals generally pay State tax on 100 percent of such State-modified income, while corporations and other taxpayers generally pay State tax only on that portion of State-modified income assigned to the taxing State under the State's own apportionment and allocation rules.

Other

     The discussions set forth above are only a summary of the material Federal income tax consequences of the Transaction to the Unitholders and of certain State income tax considerations. They do not address all potential tax consequences that may be applicable to a Unitholder, and may not be applicable to certain categories of Unitholders, such as non-United States persons, tax-exempt entities or financial institutions. It also does not address the State, local or foreign tax consequences of the Transaction. ACCORDINGLY, UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     For financial reporting purposes, the transaction will be treated as a sale of properties and the loss from the sale will be recorded in the Partnership's Statement of Operations, including all expenses of sale, such as appraisals, fairness opinion and other professional fees and transfer taxes. Under generally accepted accounting principles, the Partnership would incur a loss of approximately $300,000 on the Sale and the sale of the undeveloped land.

REASON FOR OBTAINING UNITHOLDER APPROVAL

     Pursuant to the Partnership Agreement, the sale of all or substantially all of the Partnership's assets must be approved by holders of a majority of the outstanding Units.

                              THE CONTRACT OF SALE

     The following is a summary of the material terms of the Contract of Sale. This summary does not purport to be complete and reference is made to the Contract of Sale, which is attached to this Consent Statement as Annex A and is incorporated herein by reference. Defined terms used but not defined herein have the same meaning as in the Contract of Sale.

THE SALE

     The Partnership has entered into the Contract of Sale with the Buyer pursuant to which it has agreed to sell the Properties to the Buyer for a purchase price of $12,210,000. The Buyer has made a downpayment of $915,750 (the "Downpayment"), which is being held by the Escrow Agent. The Contract of Sale provides that upon the terms and subject to the conditions of the Contract of Sale, the Closing shall take place three business days following satisfaction of the conditions to the Closing.

TITLE AND ENVIRONMENTAL DEFECTS

     The Contract of Sale provides that the Buyer may, within 20 days of delivery of certain title reports and related documents with respect to the Properties, deliver to the Partnership written notice setting forth its objections to any matters encumbering title to the Properties other than the Permitted Exceptions (generally, immaterial title defects) (collectively "Title Defects") and within the time frames set forth below, any Environmental Defects (generally, hazardous materials located in, on or under any of the Properties in violation of environmental laws). The Title Defects and the Environmental Defects are sometimes referred to herein as, the "Defects." With respect to Title Defects the Partnership shall have the option to (i) cure any or all of the Title Defects prior to Closing, (ii) remove such Property from the transaction and adjust the Purchase Price by the allocated value of the affected Property, (iii) grant the Buyer a credit against the Purchase Price equal to the cost to cure such Title Defects or (iv) terminate the Contract of Sale, in which latter event, provided that the Buyer is not in default, the Downpayment, together with any interest thereon, shall be returned to the Buyer. With respect to any Environmental Defect, the Partnership shall have the option to (i) cure any or all of the Environmental Defects prior to Closing or (ii) grant the Buyer a credit against the Purchase Price equal to the cost to cure such Environmental Defects. If the cost to correct any Environmental Defect exceeds 10% of the allocated value of the affected Property, the Partnership shall have the option to remove such affected Property from the transaction and adjust the Purchase Price by such allocated value.

     The Contract of Sale provides that (i) the Partnership shall have the right to adjourn the Closing Date for such reasonable period, not to exceed sixty days, as shall be necessary to cure any such Defect and (ii) the Partnership shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then to cause the Closing to take place with respect to the affected Property within such reasonable period, not to exceed thirty days, as shall be necessary to cure any such Defect.

     In order to establish an Environmental Defect, the Buyer shall be required to deliver to the Partnership on or prior to 10 days after (i) the Buyer's receipt of the Phase I environmental site assessment for each Property or (ii) if applicable, the Buyer's receipt of a final Phase II environmental assessment for any Property, a report reasonably detailing any Environmental Defect. The Buyer and the Partnership have agreed to make reasonable efforts to agree as to the existence of and the cost to cure any Environmental Defect. If the Buyer and the Partnership do not agree on the foregoing within 15 days after the Partnership's receipt of the Buyer's notice described above, then the parties shall submit the matter to binding arbitration.

     Other than the aforementioned Title and Environmental Defects, the Contract of Sale calls for the sale of the Properties in an "As Is, Where Is" condition, with no further adjustment to the purchase price for structural repairs and deferred maintenance items, if any, or other factors relating to the physical condition of the Properties, subject to the Casualty and Condemnation provisions discussed below.

     The Buyer has raised certain objections regarding title or survey issues with respect to the Properties. Based upon, among other things, review of title commitments with respect to the Properties, the Managing General Partner does not anticipate that these objections will have any material effect on the Partnerhip's ability to sell the Properties to the Buyer or on the purchase price to be received, although there can be no assurances in this regard.

     In preparing the Properties for sale the Partnership had an environmental site assessment performed by the Partnership's environmental consultants, a qualified engineering firm, for each of the Partnership's properties. The Buyer has requested that the Partnership provide it with certain information and perform certain additional environmental assessment with respect to one of the Partnership's undeveloped Properties so that the Buyer can determine whether there are any Environmental Defects with respect to this Property. Based upon, among other things, reports produced by, and discussions with, the Partnership's environmental consultant, the Managing General Partner does not believe there are any material Environmental Defects with respect to this Property, although there can be no assurances in this regard at this time.

     In addition, another of the Partnership's undeveloped Properties evidenced certain concentrations of petroleum related environmental contaminants whose source has not been determined, although it is uncertain whether the presence of such contaminants of the concentrations detected would constitute an Environmental Defect. The Managing General Partner has reported the results of the environmental assessment to the appropriate State environmental regulatory departments. The environmental consultant will continue to assist the Managing General Partner in its submission to, and discussions with, the State and will help in evaluating the extent of what remediation, if any, the State may require. It is uncertain at this time what the costs of any such remediation or the impact on the sale of these Properties may be.

CLOSING CONDITIONS

     The obligations of each party to close under the Contract of Sale are subject to (i) the approval of the Sale by the holders of a majority of the Units, (ii) there being no law or court order preventing the Sale or any litigation by a governmental entity seeking to prevent the Sale, (iii) the representations and warranties of the other party being true and correct in all material respects and (iv) the other party having performed, in all material respects, its covenants in the Contract of Sale.

REMEDIES

     If the Buyer shall elect to proceed with the performance of the Contract of Sale notwithstanding the failure to be satisfied of any conditions to the Closing, the Buyer shall be deemed to have waived the requirement that those conditions be satisfied. The Buyer's sole recourse for the Partnership's failure to consummate the Closing in accordance with the terms of the Contract of Sale shall be, at the Buyer's option, (i) if appropriate, to sue for specific performance, or (ii) to terminate the Contract of Sale and receive a "Termination Fee" in an amount equal to the Buyer's reasonable out of pocket attorneys' fees for outside counsel incurred by the Buyer in connection with the transactions contemplated by the Contract of Sale but in no event to exceed $15,000, which Termination Fee shall be in addition to the return of the Downpayment plus all accrued interest thereon and, if the Partnership executes a contract or letter of intent to sell the Properties within 180 days from termination of the Contract of Sale, to receive an amount equal to 1.9% of the purchase price as liquidated damages. In the event that the Managing General Partner of the Partnership does not recommend or withdraws its recommendation to the limited partners of the Partnership to vote to grant the Partnership Consent for any reason other than as is required by its fiduciary obligations to the Partnership due to a change in circumstances after the date of the Contract of Sale, the Partnership shall pay to the Buyer an amount equal to 1.9% of the Purchase Price (plus the Buyer's expenses, not to exceed $15,000) as liquidated damages, together with a refund of the Downpayment, and the Partnership shall have no further obligation to the Buyer whatsoever.

     If the Buyer shall be unable or unwilling to consummate the Closing in violation of the terms of the Contract of Sale, the Partnership shall have the right (i) to terminate the Contract of Sale and retain the Downpayment and interest thereon as liquidated and agreed upon damages, and neither the Partnership nor the Buyer shall have any further rights or obligations hereunder.

     The Contract of Sale further provides that except as expressly set forth therein, none of the representations and warranties contained in the Contract shall survive the Closing.

COVENANTS

     The Contract of Sale provides that the Partnership will not initiate, solicit, negotiate with or provide information to any person (other than the Buyer) concerning any merger, sale of substantial assets out of the ordinary course of business or similar transaction involving the Properties to be sold to the Buyer, provided that the Partnership may negotiate with or furnish information to a third party if the Managing General Partner of the Partnership determines, in its sole discretion, that its fiduciary duties require it to take such actions.

     The Contract of Sale also provides that the Partnership shall operate the Properties in the ordinary and usual course, consistent with past practice.

     The Contract of Sale further provides that each party thereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated thereby as promptly as practicable.

CERTAIN EXPENSES

     The Contract of Sale provides that the Partnership shall pay for (a) the cost of any Surveys, the premium for any title insurance and any other costs of closing and (b) transfer taxes, documentary stamp taxes, recording charges and other taxes or charges imposed by any governmental entity in connection with the transfer of the Properties. The Contract of Sale also provides that the Partnership shall deliver to the Buyer at the Partnership's sole cost and expense any (i) Phase I environmental site assessments, (ii) Phase II environmental assessments of the Properties, (iii) other Phase II environmental assessments which are reasonably required by the Phase I environmental site assessments to be conducted at the Properties. Each of the parties shall otherwise pay for any and all other costs which it may incur in connection with the Contract of Sale.

CASUALTY AND CONDEMNATION

     The Contract of Sale provides that if, prior to the Closing Date, any of the Properties is damaged due to a casualty (a "Casualty") and the cost of repairing such damage, in accordance with the Partnership's insurance claims, is less than $100,000, then the Partnership shall repair such Casualty prior to the Closing Date or assign to the Buyer the proceeds of the Partnership's policy of casualty insurance and pay to the Buyer the amount of any deductible. If the cost of repairing a Casualty to any Property, in accordance with the Partnership's insurance claims, equals or exceeds $100,000, then the Partnership shall have the option to repair the Casualty to such Property prior to Closing to the condition it was in prior to the Casualty or if the Partnership does not repair the Property, the Buyer shall have the option to remove such Property from the transaction and adjust the Purchase Price as provided in accordance with the Contract of Sale or have the Partnership assign to the Buyer the insurance proceeds and pay to the Buyer the amount of any deductible. Notwithstanding anything herein to the contrary, (i) the Partnership shall have the right to adjourn the Closing Date for such reasonable period as shall be necessary to repair any such Casualty and (ii) the Partnership shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then cause the Closing to take place with respect to the affected Property within such reasonable period as shall be necessary to repair any such Casualty.

     If, prior to the Closing Date, all or any portion of any Property is condemned or taken by eminent domain, then the Contract of Sale shall nevertheless remain in full force and effect without any abatement of the Purchase Price. In such event, the Partnership shall convey such Property to the Buyer at the Closing in its then existing condition, and the Buyer shall be entitled to receive all net condemnation awards otherwise payable to the Partnership as a result of such loss or damage and, in full satisfaction of any claims by the Buyer against the Partnership, the Partnership shall assign to the Buyer, without recourse or warranty of any nature whatsoever, all of the Partnership's right, title and interest in and to any claims the Partnership may have to any condemnation awards, as well as all rights or pending claims of the Partnership with respect to such condemnation or taking of such Property, and the Partnership shall pay to the Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

TERMINATION

     The Contract of Sale may be terminated as follows:

          (a) By the Partnership, if during the term of the Contract of Sale the Partnership has received a bona fide offer from an unrelated third party which the Managing General Partner of the Partnership has determined is more favorable to the Partnership and its partners than the terms hereof (the "Topping Offer"), provided that the Partnership has provided the Buyer with at least 5 days written notice of the terms of such offer and the right to match such offer, and further provided that the Partnership shall pay to the Buyer, simultaneously with the acceptance of the Topping Offer (regardless of whether the sale contemplated by the Topping Offer is consummated), a "Topping Fee" in an amount equal to 1.9% of the Purchase Price plus an amount equal to the Buyer's reasonable out of pocket attorney's fees for outside counsel incurred by the Buyer in connection with the transactions contemplated by the Contract of Sale but in no event are the attorney's fees to exceed $15,000.

          (b) By the Partnership or the Buyer, if a court of competent jurisdiction issues a binding and final order permanently preventing the sale of the Properties to the Buyer.

          (c) By the Partnership or the Buyer, if the Closing does not occur on or before March 13, 1997, provided that the party seeking to terminate is not in breach of the Contract of Sale.

          (d) By the Partnership or the Buyer, if the Unitholders vote not to grant the Consent, provided that, if (i) the Closing does not occur due to a failure to obtain the Consent and (ii) the Partnership enters into a contract or a letter of intent within 180 days after the termination of the Contract of Sale, to sell the Properties at a price which exceeds the Purchase Price, the Partnership shall pay to the Buyer the Topping Fee.

                       FINAL DISTRIBUTIONS AND LIQUIDATION

     As promptly as practicable following the consummation of the Sale, the Managing General Partner will determine the amount of assets that it believes will be sufficient to provide for the Partnership's contingent liabilities, if any. The remainder of the Partnership's cash will be distributed to the Unitholders and the General Partners, in accordance with the Partnership Agreement, in an initial liquidating distribution. Once all contingent obligations have been satisfied, the Partnership will distribute its remaining net assets, if any, and dissolve.

     The Partnership estimates that the total distribution will be approximately $165 per Unit. This estimate is based on the factors set forth below. THERE CAN BE NO ASSURANCES AS TO THE ACTUAL AMOUNTS DISTRIBUTED, OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY VARY MATERIALLY FROM THESE FIGURES.

         Gross Purchase Price ..........................    $12,210,000
         Partnership Working Capital ...................        142,000
                                                            -----------
            Subtotal ...................................    $12,352,000

         Expenses of Sale and Liquidation ..............      1,370,000
                                                            -----------
         Net Distributable Amount ......................    $10,982,000

         GP Distributions ..............................    $       -0-

         Net LP Distributable Amount ...................    $10,982,000

         Total LP Distributions Per Unit ...............    $       165
                                                            ===========

     The foregoing estimate does not take into account the effects, if any, of any costs associated with Environmental Defects or Title Defects. See "THE CONTRACT OF SALE--Title and Environmental Defects." The foregoing estimate was prepared assuming a September 30, 1996 closing, although a later closing is not expected to result in material differences.

     Transfers of Units are effected on the books of the Partnership quarterly on the first day of the calendar quarter subsequent to the assignment. If the Sale is, as expected, closed, and the initial liquidating distribution is made, prior to December 31, 1996, only holders of record as of October 1, 1996 will be entitled to such distribution.

                               NO APPRAISAL RIGHTS

     If Unitholders owning a majority of the Units on the Record Date vote in favor of the Transaction, such approval will bind all Unitholders. The Partnership Agreement and the Texas Revised Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Transaction. Accordingly, dissenting Unitholders do not have the right to have their Units appraised and to have the value of their Units returned to them because they disapprove of the action of a majority of the Unitholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On the Record Date, there were 66,555 Units issued and outstanding and entitled to consent.

     According to publicly available information, as of September 1, 1996, no person or entity beneficially owns more than 5% of the outstanding Units.

     As of the Record Date, none of the General Partners nor any officer or director thereof owned any Units. Ralph DeFeo, president of Watson & Taylor Management, Inc., owned 40 Units. Prudential Securities Incorporated, an affiliate of PB Properties, owned 391 Units as of the Record Date.

                  MARKET PRICES FOR THE PARTNERSHIP'S UNITS AND
              DISTRIBUTIONS TO UNITHOLDERS AND THE GENERAL PARTNERS

MARKET PRICE

     The Units are not listed on any national or regional securities exchange or quoted on the NASDAQ system, and there is no established public trading market for the Units. A significant secondary market has not developed, and it is not expected that one will develop in the future.

DISTRIBUTIONS

     Since the inception of the Partnership through August 15, 1996, the Partnership has made distributions of approximately $5.4 million, or an average of approximately $81 per Unit, to the Unitholders pursuant to the terms of the Partnership Agreement. The following table sets forth the amount of such per Unit cash distributions paid to Unitholders on or about 45 days after the end of the specified quarter.

           1994
           ----
           First quarter .......................     $3.50
           Second quarter ......................      2.88
           Third quarter .......................      2.40
           Fourth quarter ......................      2.19

           1995
           ----
           First quarter .......................      2.19
           Second quarter ......................      2.19
           Third quarter .......................      2.19
           Fourth quarter ......................      2.19

           1996
           ----
           First quarter .......................      1.25
           Second quarter ......................      1.25

     In addition, a distribution of $9.75 per Unit was paid to Unitholders in February 1996 relating to the net proceeds of the sale of certain undeveloped land.

                              AVAILABLE INFORMATION

     This Consent Statement does not purport to be a complete description of all agreements and matters relating to the condition of the Partnership, its Properties and the transactions described herein. Accompanying this Consent Statement are the Annual Report on Form 10-K for the year ended December 31, 1995, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which provide additional information regarding the Partnership. With respect to statements contained in this Consent Statement as to the content of any contract or other document filed as an exhibit to the Form 10-K and Form 10-Q, each such statement is qualified in all respects by reference to such exhibit and the schedules thereto which may be obtained without charge upon written request to the Partnership. If making such a request, please send it to the Prudential-Bache/Watson & Taylor, Ltd.-4, One Seaport Plaza, New York, NY 10292-0116.

     The information concerning the Buyer contained herein was supplied by the Buyer. Although the Partnership does not have any knowledge that any such information is untrue, neither the Partnership nor any of its partners takes any responsibility for the accuracy or completeness of such information.

     All documents filed after the date of this Consent Statement but before action by consent is taken shall be deemed to be incorporated by reference into this Consent Statement. Copies of these documents will be available at the reasonable cost of document reproduction upon request to Prudential-Bache/Watson & Taylor, Ltd.-4, One Seaport Plaza, New York, NY 10292-0116. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Consent Statement shall be deemed to be modified or superseded for purposes of this Consent Statement to the extent that a statement contained in this Consent Statement (or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Consent Statement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Statement.

                                                                         ANNEX A

                                CONTRACT OF SALE

     THIS CONTRACT, made as of June 10, 1996, by and between Prudential-Bache/Watson & Taylor, Ltd.-4, a Texas limited partnership ("Seller"), and Public Storage Inc., a California corporation ("Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller desires to sell and Buyer desires to purchase (i) all of Seller's right, title and interest in the real properties and improvements and any fixtures and personalty, if any, presently existing and located thereon, more particularly described on Exhibit A attached hereto together with all rights and appurtenances pertaining thereto and (ii) all of Seller's right, title and interest in and to all other items set forth on Exhibit A attached hereto (each individually, a "Property", and, collectively, the "Properties"), all upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, following such sale, Seller intends to liquidate and distribute its net assets (including the proceeds of such sale) to its partners.

     NOW, THEREFORE, in consideration of the foregoing, the sum of $1.00 by each party in hand paid to the other, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby mutually agree as follows:

     1. Agreement to Purchase and Sell. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, free and clear of all liens, claims, encumbrances and other charges, except the Permitted Exceptions (as hereinafter defined), all of Seller's right, title and interest in and to the Properties.

     2. Purchase Price. The purchase price ("Purchase Price") for the Properties, which Buyer agrees to pay, is the sum of $12,210,000 payable as follows:

          (a) $915,750 as the downpayment (the "Downpayment"), upon the execution of this Contract by wire transfer of immediately available federal funds to the account of Escrow Agent (as hereinafter defined), to be held by the Escrow Agent in accordance with this Section 2.

          (b) The remainder of the Purchase Price at Closing (as hereinafter defined), by wire transfer of immediately available federal funds to Escrow Agent's account pursuant to Seller's instructions.

     Chicago Title Insurance Company shall act as escrow agent (the "Escrow Agent") and shall hold the Downpayment in accordance with the provisions of the agreement annexed hereto as Exhibit B, which agreement is being executed simultaneously with this Contract.

          (c) Any other provision hereof to the contrary notwithstanding, it is expressly understood and agreed that, in consideration of the execution of this Contract by Seller and to support Seller's covenants and agreements in this Agreement through the Inspection Period (as hereinafter defined), in the event that Buyer exercises any right to terminate this Contract as set forth herein, Escrow Agent shall disburse the sum of One Hundred and No/100 Dollars ($100.00) ("Independent Consideration") from the Downpayment to Seller before disbursing the balance of the Downpayment to Buyer. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Contract, is non-refundable and shall be paid to Seller notwithstanding any other provision of this Contract.

     Any interest earned on the Downpayment shall be paid to Buyer. At the Closing, such interest shall be a credit against the Purchase Price.

     3. Evidence of Title. (a) Seller shall convey to Buyer at Closing (as hereinafter defined) good, valid, marketable, indefeasible and insurable fee simple title to the Properties, subject to any and all covenants, conditions, rights of way, restrictions, easements and other matters affecting title, which do not materially impair the use or the value of the Property to which they relate (collectively, the "Permitted Exceptions") provided however the Permitted Exceptions shall expressly exclude any Unpermitted Exceptions (as hereinafter defined).

     (b) As used herein, the term "Unpermitted Exception" shall mean with respect to any Property (provided the same is not caused by the actions of Buyer):

          (A) Any building encroachment or sign encroachment (i) on real estate not owned by Seller, (ii) on a setback line, or (iii) in violation of a binding easement burdening the Property, in each case which materially impairs the use or value of the Property;

          (B) Any defect in the Seller's chain of title which would prevent Seller from being able to convey title to the Property in fee simple at Closing under the laws of the State in which the Property is located, unless the Title Insurer is willing to issue a policy of title insurance which contains affirmative coverage for claims arising solely out of such defect;

          (C) Any easement which burdens the Property such that access or use is compromised, in each case which materially impairs the use, access or value of the Property;

          (D) Any lack of access or easements necessary to operate the Property in the manner which such Property has been operated by Seller prior to Closing, in each case which materially impairs the use, access or value of the Property;

          (E) Any liens for the payment of money other than real estate taxes, association assessments, special district taxes and related charges not yet due and payable; and

          (F) Any standard printed exceptions on the title commitments which can be removed by an affidavit or delivery to the Title Insurer of an appropriate Survey (as hereinafter defined);

          (G) (i) the failure to be in material conformance with the then applicable local zoning codes or deed restrictions, (ii) if a Property is not in conformance with the then applicable local zoning codes, the failure of such Property to have the status equivalent to a "non-conforming use" and (iii) the existence of a permanent and final order by the applicable local jurisdiction which materially impairs the use or value of the Property.

     (c) Seller shall deliver to Buyer, within twenty days after the date hereof, (i) commitments for ALTA policies of owners title insurance (the "Title Commitments") issued by Chicago Title Insurance Company through Title Associates Inc. 430 Park Avenue New York, New York 10022, as the Title Insurer's authorized Agent, showing fee simple title to the Properties as vested in Seller and to be vested in Buyer, subject to the Permitted Exceptions and (ii) current surveys prepared by licensed public land surveyors according to ALTA standards showing the boundaries of the Properties, the location of any easements, rights-of-ways, improvements, encroachments thereon, all matters on the Title Commitments which can be shown and, certifying the number of acres if possible (to the nearest one thousandth acre) comprising the Properties (the "Surveys"). Within twenty days after the delivery of the Title Commitments, legible copies of all items referenced therein and the Surveys, Buyer shall deliver to Seller written notice setting forth its objections to any matters encumbering the Properties including any Unpermitted Exceptions other than the Permitted Exceptions collectively ("Title Defects") and within the time frames set forth below any Environmental Defects (as hereinafter defined). The Title Defects and the Environmental Defects are sometimes referred to herein as, the "Defects." With respect to Title Defects Seller shall have the option to (i) cure any or all of the Title Defects prior to Closing, (ii) remove such Property from the transaction and adjust the Purchase Price as provided hereafter on Exhibit C (iii) grant Buyer a credit against the Purchase Price equal to the cost to cure such Title Defects or (iv) terminate this Contract, in which latter event, provided that Buyer is not in default hereunder, the Downpayment, together with any interest thereon, shall be returned to Buyer. With respect to any Environmental Defect, Seller shall have the option to (i) cure any or all of the Environmental Defects prior to Closing, or (ii) grant Buyer a credit against the Purchase Price equal to the cost to cure such Environmental Defects. If the cost to correct any Environmental Defect exceeds 10% of the allocated value of the affected Property as set forth in Exhibit C attached hereto and made a part hereof, Seller shall have the option to remove such affected Property from the transaction contemplated hereby, and adjust the Purchase Price as provided hereafter on Exhibit C. Notwithstanding anything herein to the contrary, (i) Seller shall have the right to adjourn the Closing Date for such reasonable period, not to exceed sixty days, as shall be necessary to cure any such Defect and (ii) Seller shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then to cause the Closing to take place with respect to the affected Property within such reasonable period, not to exceed thirty days, as shall be necessary to cure any such Defect. The term "Environmental Defect" shall mean "Hazardous Materials" (hereinafter defined) located in, on or under any one of the Real Properties in violation of any Environmental Laws (hereinafter defined).

     In order to establish an Environmental Defect, Buyer shall be required to deliver to Seller on or prior to 10 days after (i) Buyer's receipt of the Phase I environmental site assessment for each Property or (ii) if applicable Buyers receipt of a final Phase II environmental assessment prepared by LAW (as hereinafter defined) for any Property, reasonably detailing any Environmental Defect. Buyer and Seller shall make reasonable efforts to agree as to the existence of and the cost to cure any Environmental Defect. If Buyer and Seller do not agree on the foregoing within 15 days after Seller's receipt of Buyer's notice described above, then the parties shall submit the matter to binding arbitration in accordance with the terms hereof. As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C. Section 11001 et seq., the Clean Air Act ("CAA), 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C.
Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
Section 2601 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S. C. Section 300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C.
Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C.
Section 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. Section 1802 et seq. As used herein, "Hazardous Materials" means: (1) "hazardous substances," as defined by CERCLA; (2) "hazardous wastes," as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) friable asbestos; (5) polychlorinated biphenyls; and (6) any other material, substance or waste regulated under any Environmental Laws.

     If any dispute between the parties is required by the terms of this Contract to be submitted to arbitration. Then such matter shall be submitted to binding arbitration by the American Arbitration Association (the "Association") (or any successor organization) (provided that, in the event of a dispute as to an Environmental Defect, the arbitration shall be performed by a reputable arbitrator with at least 10 years experience in environmental matters). All arbitration shall be finally determined in New York City and shall be governed (except as provided above) in accordance with the Rules for Commercial Arbitration of the Association (or any successor thereto) and the judgment or the award rendered may be entered in any court having jurisdiction. Each party shall pay 50% of the fees and expenses of the Association. The Closing Date shall be adjourned with respect to the Property involved in any dispute (or, at Seller's or Buyer's option, all of the Properties if the dispute involves three or more Properties) pending resolution of the matter in dispute. Upon resolution of such dispute Seller shall take whatever action Seller is required to take pursuant to this Contract or the final determination of an arbitrator.

     4. Condition of the Properties. Subject only to Seller's covenants, representations and warranties in this Contract, Buyer shall purchase the Properties in their "AS IS" condition at the Closing Date, subject to all latent and patent defects (whether physical, financial or legal, including title defects), based solely on Buyer's own inspection, analysis and evaluation of the Properties and not in reliance on any records or other information obtained from Seller or on Seller's behalf. Buyer acknowledges that it is not relying on any statement or representation (other than any representations, warranties, covenants and indemnifications contained in this Contract) that has been made or that in the future may be made by Seller or any of Seller's employees, agents, attorneys or representatives concerning the condition of the Properties (whether relating to physical conditions, operating performance, title, or legal matters). Without limiting the foregoing, any information disclosed in writing to Buyer in connection with any investigations, inspections, tests or analyses performed prior to Closing, shall be deemed acceptable to Buyer, and not violative of any warranty or representation of Seller, if Buyer proceeds to Closing hereunder.

     5. Closing. Upon the terms and subject to the conditions of this Contract, the transfer of title and possession of the Properties (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, or as a closing by mail at the offices of the Escrow Agent, 388 Market Street, San Francisco, California, Attention: Michelle Viguie, unless otherwise agreed in writing, at 10:00 a.m., local time, on the date which is 3 business days after all of the conditions to Closing as set forth in Sections 6, 7 and 8 hereof have been satisfied. The date on which the Closing occurs is herein called the "Closing Date".

     6. Conditions to Seller's and Buyer's Obligation to Close. The obligations of Seller and Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) Seller shall have obtained consents to the sale of the Proper-ties (the "Partnership Consent") as provided by the terms of that certain Amended and Restated Certificate and Agreement of Limited Partnership of Seller dated as of April 24, 1986 (including any amendments, the "Partnership Agreement") and applicable law.

          (b) There shall not be in effect any statute, regulation, order, decree or judgment of any governmental entity having jurisdiction which renders illegal or enjoins or prevents in any material respect the sale of the Properties to Buyer.

     7. Conditions to Seller's Obligation to Close. The obligations of Seller to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) The representations and warranties of Buyer shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Buyer shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date.

     8. Conditions to Buyer's Obligation to Close. The obligations of Buyer to close under this Contract are subject to the fulfillment, prior to or at Closing, of each of the following:

          (a) The representations and warranties of Seller shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date except as otherwise expressly provided herein.

          (b) On and as of the Closing Date, Seller shall have performed and complied with, in all material respects, all agreements and covenants required by this Contract to be performed or complied with prior to or on the Closing Date.

     9. Deliveries.

     (a) Seller's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date (or such other date may be expressly provided), Seller shall convey each Property and its related interests to Buyer by delivery of the following documents which documents shall be in form and substance reasonably acceptable to both Buyer and Seller:

          (i) quit claim deed or deed without covenants if a quit claim deed can not be utilized in a jurisdiction where a Property is located; so long as the Title Insurer is willing to issue a policy of title insurance which is customary in the applicable jurisdiction containing no exceptions from coverage solely out of the delivery by Seller of a quit claim deed or deed without covenants);

          (ii) bill of sale for each Property conveying the fixtures and personalty owned by Seller, in the form of Exhibit D attached hereto;

          (iii) non-recourse assignment of Seller's interest, as lessor, in any leases of space at the Property including any security deposits thereunder (the "Leases") in the form of Exhibit D attached hereto;

          (iv) non-recourse assignment, to the extent assignable, of Seller's rights under any service or maintenance contracts (including, without limitation, yellow pages, landscaping, security and refuse removal contracts) relating to the Property (the "Service Contracts") in the form of Exhibit D attached hereto;

          (v) non-recourse assignment, to the extent assignable, of any licenses, permits and unexpired warranties and guarantees, if any, pertaining to the Property;

          (vi) certificates and resolutions as may be reasonably requested by the Buyer and Title Insurer demonstrating the authority of the persons executing documents at Closing.

          (vii) non-recourse assignment of all of Sellers's interest in and to any Phase I and Phase II environment site assessment which Seller makes available to Buyer;

          (viii) non-foreign affidavit;

          (ix) all documents and instruments reasonably required by the Title Insurer to issue the title policies;

          (x) possession of the Properties to Buyer;

          (xi) notice to the tenants of each Property prepared by Buyer notifying such tenants of the transfer of title and assumption by Buyer of the landlord's obligations under the Leases and the obligation to refund the security deposits;

          (xii) copies of current real Property tax bills and utility statements with respect to any unimproved property; and

          (xiii) a certificate of the managing general partner of Seller to the effect that all of the representations and warranties of Seller are true and correct in all material respects at Closing;

          (xiv) an Owner's Policy of Title Insurance for each Property in an amount equal to the value set forth on Exhibit C for such Property insuring Buyer's title subject only to the Permitted Exceptions and otherwise in form acceptable to Buyer and containing such endorsements as may be reasonably requested by Buyer.

     (b) Buyer's Deliveries. Upon the terms and subject to the conditions of this Contract, on the Closing Date, Buyer shall deliver the following:

          (i) assumption of the Leases and Service Contracts, substantially in the form of the instrument annexed hereto as Exhibit D annexed hereto and made a part hereof.

          (ii) certificates and resolutions as may be requested by Seller and Title Insurer demonstrating the authority of the persons executing documents at Closing.

          (iii) balance of the Purchase Price by wire transfer.

     10. Proration Items. The following shall be apportioned on a per diem basis as of midnight of the day preceding the Closing Date ("Adjustment Date") and adjusted between the parties on the basis of a thirty day month:

          (a) Real estate and other taxes, assessments and charges, and other municipal and state charges, license and permit fees, water and sewer rents and charges, if any, on the basis of the fiscal period for which assessed or charged;

          (b) Water, electric, gas, steam and other utility charges for service furnished to the Properties;

          (c) Fuel, if any, and all taxes thereon, on the basis of a reading taken as close as possible to the Adjustment Date;

     (d) Base rents and any other rental payments (including, without limitation, any percentage rent, escalation charges for real estate taxes and operating expenses, cost-of-living adjustments, parking rent) (the "Rents") paid or payable under the terms of the Leases for the month of Closing. Where the Leases contain tenant obligations for taxes, common area expenses, operating expenses or additional charges of any nature ("CAM Charges"), and where Seller shall have collected any portion thereof in excess of amounts incurred by Seller for such items for the period prior to the Closing Date, then there shall be an adjustment and credit given to Buyer on the Closing Date for such excess amounts collected. Buyer shall apply all such excess amounts to the charges owed by Buyer for such items for the period after the Closing Date and, if required by the Leases, shall rebate or credit tenants with any remainder. If it is determined at any time after Closing that the amount collected during Seller's ownership period exceeded expenses incurred during the same period by more than the amount previously credited to Buyer at Closing, then Seller shall promptly pay to Buyer the deficiency. Also, if it is determined after Closing that the amount collected during Seller's ownership period is less than the expenses incurred during the same period, then

Buyer shall promptly pay to Seller the deficiency, but only to the extent such deficiency is actually collected by Buyer from the tenants under the Leases.

          (e) Any amounts paid or payable under any Service Contracts being assigned to Buyer; and

          (f) All costs associated with telephone directory listings and any other prepaid advertising;

          (g) Any other customary adjustments made in connection with the sale of similar type buildings.

     Seller will not assign to Buyer any of the hazard insurance policies affecting the Properties then in force. There will therefore be no proration of insurance costs at Closing. Except as may be otherwise provided herein, all other expenses which are attributable to the period prior to the Closing Date shall be the obligation of Seller and those which are attributable to the period from and after the Closing Date shall be the obligation of Buyer.

     For purposes of the foregoing apportionments and adjustments, the following procedures shall govern:

          (i) If the Closing Date shall occur before the real estate tax rate is fixed, the apportionment of such taxes shall be made upon the real estate taxes for the immediately preceding year.

          (ii) If there are water meters on the Properties, Seller shall furnish meter readings to a date not more than thirty days prior to the Adjustment Date; and the unfixed meter charges for the intervening time to the Adjustment Date shall be apportioned on the basis of such meter readings, and any such meter charges for the period subsequent to the Adjustment Date shall be paid by Buyer.

          (iii) The apportionment of utility charges shall be made upon the basis of charges shown on the latest available bills for such utilities. The charges shown on such available bills for periods prior to the Adjustment Date shall be paid by Seller, and for the period from the date of each such last available utility bill to the Adjustment Date an apportionment shall be made based on the amount charged for the period covered by such last available bill.

          (iv) All taxes, water and sewer charges and assessments for public improvements which are liens upon the Properties as of the Closing Date, will be allowed to Buyer as a credit against the Purchase Price, subject to apportionment as herein provided, and the existence of any such lien shall not constitute an objection to title.

          (v) If any tenants are required to pay Rents which are collected by Buyer after the Closing Date and which are attributable in whole or in part to any period before to the Closing Date, the Buyer shall promptly pay to Seller, Seller's proportionate share thereof.

          (vi) If any tenant is in arrears in the payment of Rents on the Closing Date, Rents received from such tenant after the Closing Date shall be applied in the following order of priority: (a) first to any months preceding the month in which the Closing occurred; (b) then to the month in which the Closing occurred; and (c) then to any months following the month in which the Closing occurred. If Rents or any portion thereof received by Seller or Buyer after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum shall be promptly paid to the other party.

     Buyer and Seller agree that the provisions to this Section 10 shall survive the Closing for a period of ninety (90) days after the Closing Date, during which period Buyer and Seller shall agree on a reconciliation of the prorations described herein. If the parties cannot agree on a reconciliation within such ninety (90) day period then such matter shall be submitted to arbitration.

     11. Surveys, Transfer Taxes and Other Costs. Seller shall pay for (a) the cost of any Surveys, the premium for any title insurance and any other costs of closing and (b) transfer taxes, documentary stamp taxes, recording charges and other taxes or charges imposed by any governmental entity in connection with the transfer of the Properties. Seller shall deliver to Buyer at Seller's sole cost and expense any (i) Phase I environmental site assessments, (ii) Phase II environmental assessments of the Properties conducted by Law Engineering and Environmental Services ("LAW"), (iii) pay for any other Phase II environmental assessments which are reasonably required by the Phase I environmental site assessments to be conducted at the Properties and shall use reasonable efforts to obtain a letter from LAW in the form attached hereto as Exhibit D. Other than as expressly provided herein, each of the parties shall pay for any and all costs which it may incur in connection with the transactions contemplated herein.

     The provisions of this Section 11 shall survive the Closing.

     12. Representations and Warranties of Seller. As an inducement for Buyer to purchase the Properties from Seller, Seller represents and warrants to Buyer the following:

          (a) Title to Real Estate. Seller has good, valid, marketable, indefeasible and insurable title to the Properties including the improvements and the personalty, situated thereon which are owned by Seller subject to the Permitted Exceptions.

          (b) Organization and Authority.

               (i) Seller is duly organized and validly existing under the laws of the State of Texas, has full partnership power and authority to carry on its business as it is being conducted and shall have upon receipt of the Partnership Consent full partnership power and authority to consummate the transaction.

               (ii) Seller and the managing general partner of Seller have the requisite partnership and corporate power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership and corporate action on the part of Seller and the managing general partner (subject to obtaining the Partnership Consent). This Contract is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

               (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                    A. contravene any material provision of the Partnership
               Agreement; or

                    B. violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Seller to any indenture, mortgage, contract, commitment, or agreement other than this Contract to which Seller is a party or by which Seller is bound, which in the aggregate would have a material adverse effect on the Properties or Seller's ability to perform all of its obligations hereunder

          (c) Pending Actions. No litigation actions are pending or, to Seller's knowledge, threatened against any of the Properties or Seller which would materially adversely affect either the Properties or the Seller or which challenge the execution, delivery or performance of this Contract.

     13. Representations and Warranties of Buyer. As an inducement for Seller to sell the Properties to Buyer, Buyer represents to Seller the following:

          (a) Organization and Authority.

               (i) Buyer is a corporation duly organized and validly existing under the laws of the State of California and has full corporate power and authority to carry on its business as it is now being conducted.

               (ii) Buyer has the requisite corporate power and authority to execute, deliver and perform this Contract. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Contract is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

               (iii) Neither the execution and delivery of this Contract nor the consummation of the transactions contemplated hereby in the manner herein provided nor the fulfillment of or compliance with the terms and conditions hereof shall:

                    A. contravene any material provision of the Articles of
               Incorporation or Bylaws of Buyer; or

                    B. violate, be in conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any properties or assets of Buyer to any indenture, mortgage, contract, commitment, or agreement to which Buyer is a party or by which Buyer is bound which, in the aggregate, would have a material adverse effect on Buyer's ability to perform all of its obligations hereunder.

          (b) Adequate Funds. Buyer has adequate funds or available credit resources to pay the Purchase Price at the Closing as provided hereunder.

     14. Default and Damages.

          (a) Buyer's Remedies. If Buyer shall elect to proceed with the performance of this Contract notwithstanding the failure to be satisfied of any conditions to Closing, Buyer shall be deemed to have waived the requirement that those conditions be satisfied. Buyer's sole recourse for Seller's failure to consummate the Closing if required by the terms of this Contract shall be, at Buyer's option, (i) if appropriate, to sue for specific performance hereunder, or (ii) to terminate this Contract and receive a "Termination Fee" in an amount equal to Buyer's reasonable out of pocket attorneys' fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000, which Termination Fee shall be in addition to the return of the Downpayment plus all accrued interest thereon and if Seller executes a contract or a letter of intent to sell the Properties within 180 days from the termination of this Contract to receive an amount equal to $231,990 as liquidated damages. Notwithstanding anything to the contrary contained in this Section 14 (a), Buyer shall be entitled to receive the Topping Fee to the extent provided under Section 22 (a) and (e) of this Contract. In the event that the managing general partner of Seller does not recommend or withdraws its recommendation to the limited partners of Seller to vote to grant the Partnership Consent for any reason other than as is required by its fiduciary obligations to Seller due to a change in circumstances after the date hereof, Seller shall pay to Buyer an amount equal to $231,990 plus an amount equal to Buyer's out-of-pocket attorney's fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000.00, as liquidated damages, together with a refund of the Downpayment and Seller shall have no further obligation to Buyer whatsoever.

          (b) Seller's Remedies. If Buyer shall be unable or unwilling to consummate the Closing hereunder in violation of the terms hereof, Seller shall have the right (i) to terminate this Contract and retain the Downpayment as liquidated and agreed upon damages, whereupon this Contract shall be and become null and void, and neither Seller nor Buyer nor any of their respective Representatives shall have any further rights or obligations hereunder.

     15. Brokers. Seller and Buyer hereby agree to defend and hold the other harmless from any claim by a broker or finder for a fee or expense which is based in any way on an agreement or understanding made or alleged to have been made by such broker or finder relating to the transaction contemplated by this Contract.

     The provisions of this Section 15 shall survive the Closing.

     16. Indemnification of Seller. Buyer agrees to indemnify and hold harmless Seller and its general partners and limited partners, their affiliates, their and their affiliates' representatives, attorneys, accountants, agents and employees and their and their affiliates' heirs, successors and assigns, from and against any claims or demands for any expense, obligation, loss, cost, damage or injury arising out of
(a) the Buyer's inspection of the Properties prior to or on the Closing Date and
(b) the Buyer's operation and maintenance of the Properties from and after the Closing Date.

     The provisions of this Section 16 shall survive the Closing.

     17. Survival of Representations, Warranties and Indemnifications. Except as otherwise expressly set forth herein, none of the representations, warranties and indemnifications contained in this Contract shall survive the Closing.

     18. Third Party Offers; Fiduciary Duties of Seller. Anything herein to the contrary notwithstanding, Seller will not initiate, solicit, negotiate with or provide information to any person (other than Buyer) concerning any merger, sale of substantial assets out of the ordinary course of business or similar transaction involving the Properties to be sold to Buyer hereunder, provided that Seller may negotiate with or furnish information to a third party if the undersigned managing general partner of Seller determines, in its sole discretion, that its fiduciary duties require it to take such actions.

     19. Reasonable Efforts; Public Announcements. Each party hereto will use all reasonable efforts to perform all acts required to consummate the transactions contemplated hereby as promptly as practicable. Such acts shall include, without limitation, the provision of any information to and submission of any filing with any governmental entity having jurisdiction. The foregoing notwithstanding, except as may be required to comply with the requirements of any applicable laws and the rules and regulations of each stock exchange upon which the securities of either of the parties is listed, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning this Contract or the transactions contemplated hereby, unless the parties shall have consulted in advance with respect thereto. Seller shall provide Buyer with reasonable access to the Properties and all information in its possession reasonably relating to the Properties. Buyer shall keep such information confidential and shall not disclose such information to anyone other than its agents, attorney, consultant or directors unless such information: (i) is or becomes generally known on a nonconfidential basis from a source other than as a result of a disclosure by or through the representatives, employees or agents of Buyer or (ii) becomes known by Buyer on a nonconfidential basis from a source which is not prohibited from disclosing such information by a legal, contractual, fiduciary or other obligation, or (iii) Buyer is required to disclose such information under applicable law or by a court of competent jurisdiction.

     20. Partnership Consent. Seller shall within 20 days after the date hereof file preliminary proxy materials relating to the transactions contemplated hereby with the Securities and Exchange Commission (the "SEC") and diligently pursue clearance by the SEC and upon clearance of such proxy materials by the SEC shall promptly call a meeting, or solicit consents, of its limited partners to consider such matters. Seller shall, subject to the fiduciary duties of its managing general partner, make reasonable efforts to secure the Partnership Consent as promptly as practicable. Buyer will supply Seller with such information and reasonable assistance as Seller may request in connection therewith. Buyer shall promptly deliver to the Seller or the SEC any information or materials requested by Seller or the SEC in connection with the transactions contemplated hereby.

     21. Casualty/Condemnation to the Properties. (a) If, prior to the Closing Date, any of the Properties is damaged due to a casualty (a "Casualty") and the cost of repairing such damage, in accordance with Seller's insurance claims, is less than $100,000, then Seller shall repair such Casualty prior to the Closing Date or assign to Buyer the proceeds of Seller's policy of casualty insurance and pay to Buyer the amount of any deductible. If the cost of repairing a Casualty to any Property, in accordance with Seller's insurance claims, equals or exceeds $100,000, then Seller shall have the option to repair the Casualty to such Property prior to Closing to the condition it was in prior to Closing or if Seller does not repair the Property, Buyer shall have the option to remove such Property from the transaction and adjust the Purchase Price as hereinafter provided or have Seller assign to Buyer the insurance proceeds and pay to Buyer the amount of any deductible. Notwithstanding anything herein to the contrary,
(i) Seller shall have the right to adjourn the Closing Date for such reasonable period as shall be necessary to repair any such Casualty and (ii) Seller shall have the right, subject to the terms and conditions hereof, to cause the Closing to take place with respect to the other Properties and then cause the Closing to take place with respect to the affected Property within such reasonable period as shall be necessary to repair any such Casualty.

     (b) If, prior to the Closing Date, all or any portion of any Property is condemned or taken by eminent domain, then this Contract shall nevertheless remain in full force and effect without any abatement of the Purchase Price. In such event, Seller shall convey such Property to Buyer at the Closing in its then condition, and Buyer shall be entitled to receive all net or condemnation awards otherwise payable to Seller as a result of such loss or damage and, in full satisfaction of any claims by Buyer against Seller, Seller shall assign to Buyer, without recourse or warranty of any nature whatsoever, all of Seller's right, title and interest in and to any claims Seller may have to any condemnation awards, as well as all rights or pending claims of Seller with respect to such condemnation or taking of such Property, and Seller shall pay to Buyer all payments theretofore made by such condemning authorities as a result of such loss after deducting therefrom the costs of collection thereof.

     (c) Notwithstanding anything contained herein to the contrary, if Seller delivers notice for condemnation or eminent domain proceedings which are initiated or threatened between the date of this Contract and the Closing Date, Buyer shall have the right to participate in any and all settlement discussions and other conferences relating thereto, and Seller shall not accept any settlement without Buyer's consent which shall not be unreasonably withheld or delayed.

     (d) Buyer is aware that a condemnation proceeding is pending or threatened against to the Property known as Big "A" Forest Park 4560 I75 Frontage Road Forest Park Georgia. Buyer shall purchase such Property subject to the condemnation proceeding and shall have no right to remove such Property from the transaction or receive any adjustment to the Purchase Price due to such condemnation. At the closing the Seller shall assign any and all awards or deliver any previously received awards with respect to such condemnation proceeding to the Buyer. Buyer shall have the same rights set forth in subsection (c) of this Section 21 with respect to such condemnation.

     (e) With respect to the Property in Mansfield County Texas (the "Mansfield Property") Seller agrees to use reasonable efforts to execute that certain contract of sale (the "Mansfield Contract") (a copy of which Buyer has received and which shall be subject to Buyer's reasonable approval, prior to execution) to purchase the Mansfield Property with that certain buyer identified in the Mansfield Contract. If Seller does not consummate the transaction contemplated by the Mansfield Contract before the Closing Date, (i) Buyer shall purchase the Mansfield Property, subject to the Mansfield Contract, pursuant to and under the terms of this Contract, (ii) Seller shall assign its rights and obligations under the Mansfield Contract to Buyer and (iii) Buyer shall assume all of Seller's obligation or liability under the Mansfield Contract. Upon such assignment and assumption Seller shall have no obligation or liability whatsoever to Buyer or any third party with respect to the Mansfield Property or the Mansfield Contract. If Seller consummates the transaction contemplated by the Mansfield Contract prior to the Closing Date, Seller shall on the Closing Date grant the Buyer a credit against the Purchase Price in an amount equal to the proceeds of such sale less any and all closing expenses incurred by Seller to consummate the transaction contemplated by the Mansfield Contract which shall include but not be limited to brokerage commissions or fees, and escrow agent fees, but shall not include title commitment fees, the premium for title insurance or survey costs. Notwithstanding the foregoing in the event that Seller does not enter into the Mansfield Contract prior to the Closing Date, Buyer shall purchase the Mansfield Property pursuant to and under the terms of this Contract.

     22. Termination. Notwithstanding anything contained herein, this Contract may be terminated as follows:

          (a) By Seller, if during the term of this Contract Seller has received a bona fide offer from an unrelated third party which the undersigned managing general partner of Seller has determined is more favorable to Seller and its partners than the terms hereof (the "Topping Offer"), provided that Seller has provided Buyer with at least 5 days written notice of the terms of such offer and the right to match the terms of such offer, and further provided that Seller shall pay to Buyer, simultaneously with the acceptance of the Topping Offer (regardless of whether the sale contemplated by the Topping Offer is consummated), an amount equal to $231,990 plus an amount equal to Buyer's reasonable out of pocket attorney's fees for outside counsel incurred by Buyer in connection with the transactions contemplated by this Contract but in no event to exceed $15,000 (the "Topping Fee").

          (b) By Seller in accordance with Section 3 and 14(b) hereof or by Buyer in accordance with Sections 14(a) hereof.

          (c) By Seller or Buyer, if a court of competent jurisdiction issues a binding and final order permanently preventing the sale of the Properties to Buyer.

          (d) By Seller or Buyer, if the Closing does not occur on or before nine months from the execution hereof, provided that the party seeking to terminate is not in breach of this Contract.

          (e) By Seller or Buyer, if the partners of Seller vote not to grant the Partnership Consent, provided that, if (i) the Closing hereunder does not occur due to a failure to obtain the Partnership Consent and (ii) the Seller enters into a contract or a letter of intent within 180 days after the termination of this Contract, to sell the Properties at a price which exceeds the Purchase Price, Seller shall pay to Buyer the Topping Fee, simultaneously with the execution of such contract or letter of intent, regardless of whether the sale contemplated by the Topping Offer is consummated.

     In the event this Contract is terminated pursuant to any of the foregoing provisions, this Contract shall thereupon become null and void and neither Seller nor Buyer nor any of their respective representatives shall have any further rights or obligations hereunder except as set forth above.

     23. Payment of Termination Fee, Topping Fee or Liquidated Damages.

          (a) In the event that Seller is obligated to pay Buyer the Termination Fee, the Topping Fee or any other amount as liquidated damages (the "Buyer Payment Amounts"), pursuant to this Contract Seller shall deposit into escrow, at Buyer's direction, an amount equal to the Buyer Payment Amounts and, subject to the terms of the escrow agreement set forth below, Buyer shall be paid out of the escrow an amount equal to the lesser of (i) the Buyer Payment Amounts or (ii) the sum of (1) the maximum amount that can be paid to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Internal Revenue Code of 1986, as amended (the "Code") determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(1) of the Code ("Qualifying Income"), as determined by Buyer's certified public accountants, plus (2) in the event Buyer received either (A) a letter from Buyer's counsel indicating that Buyer has received a ruling from the Internal Revenue Service (the "IRS") described in Section 23 (b)(ii) an amount equal to the Buyer Payment Amounts less the amount payable under clause (1) above.

          (b) The escrow agreement shall provide that the Buyer Payment Amounts in escrow or any portion thereof shall not be released to Buyer unless the escrow agent receives any one or combination of the following: (i) a letter from Buyer's certified public accountants indicating the maximum amount that can be paid by the escrow agent to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Buyer's accountants revising that amount, in which case the escrow agent shall release such amount to Buyer, or (ii) a letter from Buyer's counsel indicating that Buyer received a ruling from the IRS holding that the receipt by Buyer of the Buyer Payment Amounts would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Buyer's legal counsel has rendered a legal opinion to the effect that the receipt by Buyer of the Buyer Payment Amounts would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Buyer Payment Amounts to Buyer. Seller agrees to amend this Section 23 at the request of Buyer in order to (A) maximize the portion of the Buyer Payment Amounts that may be distributed to Buyer hereunder without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve Buyer's chances of securing a favorable ruling described in this
     Section 23(b)or (C) assist Buyer in obtaining a favorable legal opinion from its counsel as described in this Section 23(b); provided that Buyer's legal counsel has rendered a legal opinion to Buyer to the effect that such amendment would not cause Buyer to fail to meet the requirements of Section 856(c)(2) or (3) of the Code. The escrow agreement shall also provide that any portion of the Buyer Payment Amounts held in escrow for five years shall be released by the escrow agent to the Seller. The Seller shall not be a party to such escrow agreement and shall not bear any cost of or have any liability resulting from the escrow agreement or the terms and provisions of this Section 23 so long as Seller disburses any amount due under this Contract to Buyer or to any escrow agent.

     24. Notices. Any notice which may be required or may be desired to be given pursuant to this Contract shall be in writing and shall be deemed delivered and effective upon actual receipt at the following addresses or such other addresses as the parties may notify each other by similar notice:


     If to Seller, to:

                  Prudential-Bache/Watson & Taylor, Ltd.-4
                  c/o Prudential-Bache Properties, Inc.
                  One Seaport Plaza
                  199 Water Street - 16th Floor
                  New York, New York  10292 - 0116
                  Attn:  Brian Martin

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  James Freund

     If to Buyer, to:

                  Public Storage, Inc.
                  701 Western Avenue, Suite 200
                  Glendale, California  91201-2397
                  Attn:  Harvey Lenkin

                  With a copy to:

                  Andrews & Kurth LLP
                  4200 Texas Commence Tower
                  Houston, TX 77002
                  Attn:  David G. Runnels

     25. General.

     (a) Interpretation of Words. A masculine pronoun wherever used herein shall be construed to include the feminine or neuter where appropriate. The singular form wherever used herein shall be construed to include the plural where appropriate.

     (b) Assignment; Successors and Assigns; Third Party Beneficiaries.

          (i) Neither of the parties hereto may assign its respective rights under this Contract without the consent of the other party. The foregoing notwithstanding, Buyer shall be permitted, upon five days notice to Seller, to assign its rights under this Contract to a subsidiary of Buyer that is at least 90% owned by Buyer. Such assignment, however, shall not relieve Buyer of, and Buyer shall remain liable for, all of its obligations contained in this Contract.

          (ii) Except as otherwise provided hereby, the provisions of this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors in interest.

          (iii) This Contract is not intended, nor shall it be construed, to confer upon any party except the parties hereto and their heirs, successors and permitted assigns any rights or remedies under or by reason of this Contract.

     (c) Time of the Essence. Time shall be of the essence with respect to the performance of all of the obligations hereunder.

     (d) Entire Contract. Subject to the terms and conditions of the Confidentiality Agreement, this Contract represents the entire understanding between the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings or communications of any kind, whether written or oral. This Contract may only be modified by a written agreement signed by both parties hereto.

     (e) Captions. The headings of the paragraphs herein are for convenience only; they form no part of this Contract and shall not affect its interpretation.

     (f) Governing Law. The provisions of this Contract shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements entered into and to be performed wholly therein.

     (g) Counterparts. This Contract may be executed in several counterparts, each of which shall be deemed an original. Such counterparts constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

     (h) Further Assurances. Each of the parties hereto shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as the requesting party may reasonably request, to carry out effectively the intent of this Contract.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.


                                    Seller:


                                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4


                                    By:     PRUDENTIAL-BACHE PROPERTIES, INC.
                                            Its Managing General Partner


                                            By: --------------------------------
                                                Name:
                                                Title:



                                    Buyer:


                                    PUBLIC STORAGE, INC.


                                            By: --------------------------------
                                                Name:
                                                Title:

                                    EXHIBITS


      Exhibit A -- Property Description

      Exhibit B -- Escrow Agreement

      Exhibit C -- Property Value Allocations

      Exhibit D -- Instrument of Assumption

      Exhibit E -- Letter from LAW Engineering and Environmental Services

                                                                    (W&T, Ltd-4)

                                    EXHIBIT A

                                   Properties


        Name                              Location
        ----                              --------
        Downtown Business Center          800 Second Avenue
                                          Nashville, Tenessee

        Airport South                     501 S. Metroplex Drive
                                          Nashville, Tennessee

        Big A                             4560 1-75 Frontage Road
                                          Clayton County, Georgia

        Town East                         4111 U.S. Highway 80,
                                          Mesquite (Dallas), Texas

        Woodbridge                        3095 PS Business Center Road
                                          Woodbridge, Virginia

        Land (Airport                     501 S. Metroplex Drive
        South - #25)                      Nashville, Tennessee

        Land/Mansfield                    U.S. 287/Turner-Warnell Road
                                          Mansfield, Texas

        Land                              Harry Hines Blvd/N. of LBJ Freeway
        (Denton/I-35-#4)                  Dallas, Texas

        Land (Arlington                   St Hwy 360, N. of East Abram
        Bus. Ctr-#12)                     Arlington, Texas

The Properties include:

          (A) All buildings and improvements located on the Properties;

          (B) All rights-of-way, alleys, waters, privileges, easements, covenants and appurtenances which are on or benefit the Properties;

          (C) All right, title and interest of Seller in and to any land lying in the bed of any public or private street, road, avenue, alley or highway, opened, closed or proposed, in front of or adjoining the Properties to the center line thereof in each case which are appurtenances to such properties;

          (D) All right, title and interest of Seller to any unpaid award to which Seller may be entitled (1) due to the taking, by condemnation or eminent domain of any right, title or interest of Seller in the Properties, and (2) for any damage to the Properties due to the change of grade of any street or highway;

          (E) All right, title and interest of Seller to any assignable licenses, permits, contract, leases, sales agreements, construction agreements, maintenance agreements, service agreements, guaranties, warranties, telephone exchanges, advertising materials and trade names with respect to the Properties except for the name "Prudential" "Bache" or "Watson & Taylor" or any combination thereof and;

          (F) All Leases and security deposits with respect to any of the Properties in which Seller holds an interest as a landlord for the use and occupancy of all or any part of the Properties.

                                    EXHIBIT B

                                ESCROW AGREEMENT

     Agreement made this __ day of ___________ 1996 by and among Public Storage, Inc. Storage Corporation, ("Purchaser"), Prudential-Bache/Watson & Taylor, Ltd.-4 ("Seller"), and Chicago Title Insurance Company, Inc., as escrow agent ("Escrow Agent").

          (i) The Parties hereto agree that the sum of $915,750 (the "Escrow Amount"), to be held pursuant to a Contract of Sale between Seller and Purchaser of even date herewith (the "Contract"), shall be held in escrow by the Escrow Agent upon the terms and conditions set forth herein.

          (ii) (A) The Escrow Agent shall deliver the Escrow Amount then in its possession in accordance with Paragraph 3 hereof to Seller (i) upon the Closing, as that term is used in and in accordance with the Contract or
     (ii) in the event that Seller makes a written demand therefor stating that Purchaser has failed to perform Purchaser's obligations under the Contract.

          (B) Escrow Agent shall return the Escrow Amount then in its possession in accordance with Paragraph 3 hereof to Purchaser in the event that Purchaser makes a written demand therefor stating (i) that Seller has failed to perform Seller's obligations under the Contract or (ii) that Purchaser is otherwise entitled to the return of the Escrow Amount in accordance with the terms of the Contract.

          (C) In the event that Escrow Agent intends to release the Escrow Amount and any interest earned thereon in accordance with Paragraph 3 hereof to either party pursuant to Paragraph 2(a)(ii) or 2(b) hereof, then Escrow Agent shall give to the other party not less than ten days prior written notice of such fact and, if Escrow Agent actually receives written notice during such ten day period that such other party objects to the release, then Escrow Agent shall not release the Escrow Amount and any such dispute shall be resolved as provided herein.

          (D) In the event that a dispute shall arise as to the disposition of the Escrow Amount or any other funds held hereunder in escrow, Escrow Agent shall have the right, at its option, to either hold the same or deposit the same with a court of competent jurisdiction pending decision of such court, and Escrow Agent shall be entitled to rely upon the decision of such court.

          (E) Escrow Agent may commingle the Escrow Amount with other funds held in its "trustees account".

          (F) Escrow Agent shall hold the Escrow Amount in a savings bank account or a liquid assets account in the City of San Francisco bearing interest at such rate as may from time to time be paid or invest the Escrow Amount in U.S. Treasury Bills or other securities guaranteed by the Government of the United States of America. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor except for its gross negligence or willful misconduct. Discounts earned shall be deemed interest for the purposes hereof.

          (G) Escrow Agent shall have no liability whatsoever arising out of or in connection with its activity as Escrow Agent except for its gross negligence or willful misconduct. Seller and Purchaser jointly and severally agree to indemnify and hold harmless Escrow Agent from and against any and all loss, cost, claim, cause of action, damage, liability and expense (including attorneys' fees and court costs) which may be incurred by reason of its acting as Escrow Agent.

          (H) Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon (i) any instrument or signature believed to be genuine and duly authorized, and
     (ii) advice of counsel in reference to any matter or matters connected herewith.

          (I) Any notice, demand or other communication to Escrow Agent hereunder shall be in writing and delivered in person or sent by certified mail, return receipt requested, postage prepaid, addressed to Escrow Agent as follows:

                    Chicago Title Insurance Company
                    388 Market Street
                    San Francisco, California
                    Attention:  Michelle Viguie

The same shall be deemed given on the date delivered, if delivered in person, or on the third business day following the date of mailing the same, if mailed.

     (iii) The interest, if any, earned on the Escrow Amount shall be for the account of Buyer. At the Closing, such interest shall be a credit against the Purchase Price.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 Purchaser:


                                 Public Storage, Inc.


                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                 Seller:


                                 Prudential-Bache/Watson & Taylor, Ltd.-4


                                 By: Prudential-Bache Properties, Inc.,
                                     its managing general partner


                                     By:
                                          --------------------------------------
                                          Name:
                                          Title:



Chicago Title Insurance Company, Inc., as Escrow Agent


By:
    ---------------------------
    Name:
    Title:

                                                                    (W&T, Ltd-4)

                                    EXHIBIT C

                                Allocated Values


             Property                                Purchase Price
             --------                                --------------
             Downtown Business Center                  $2,200,000

             Airport South                             $2,200,000

             Big A                                     $  900,000

             Town East                                 $1,100,000

             Woodbridge                                $4,500,000

             Land (Airport                             $  400,000
             South - #25)

             Land/Mansfield                            $  605,000

             Land                                      $  180,000
             (Denton/I-35-#4)

             Land (Arlington                           $  125,000
             Bus. Ctr-#12)

                                    EXHIBIT D

                        OMNIBUS INSTRUMENT OF ASSUMPTION

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, and in consideration of the assignment by Prudential-Bache/Watson & Taylor, Ltd.-4, a Texas limited partnership ("Seller"), to Public Storage Inc. a California corporation ("Buyer"), of all of Seller's right, title and interest in and to each and every one of the following:

          (i) all leases (the "Leases") of space located at the real properties more particularly described on Schedule I hereto (the "Premises") and any related security deposits Set forth on Schedule I (the "Security Deposits") in the;

          (ii) all fixtures, machinery, equipment and other personal property (the "Personalty") attached or appurtenant to the Premises;

          (iii) all service and maintenance contracts, construction contracts relating to the Premises (the "Service Contracts"); and

          (iv) all licenses, permits, consents, waiver, variances and unexpired warranties and guarantees, if any, telephone exchanges, advertisements, reports, surveys, architectural plans relating to the Premises (collectively with the Leases, Security Deposits, Personalty and Service Contracts, the "Property").

     Buyer hereby agrees to accept the foregoing assignment by Seller of the Property and assumes all liabilities and obligations whether of Seller or otherwise in connection therewith arising on or after the date hereof.

     Buyer and Seller shall, at the request of the other party, execute, acknowledge and deliver any further instruments, and take such further actions, as may reasonably be requested, to carry out effectively the intent of this Instrument.

     This Instrument shall be binding upon and shall inure to the benefit of Seller and Buyer and their successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Instrument as of the 10th day of June, 1996.


                                      PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                      PUBLIC STORAGE, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                    (W&T, Ltd-4)

                                   SCHEDULE I

                                   Properties


        Name                            Location
        ----                            --------
        Downtown Business Center        800 Second Avenue
                                        Nashville, Tenessee

        Airport South                   501 S. Metroplex Drive
                                        Nashville, Tenessee

        Big A                           4560 1-75 Frontage Road
                                        Clayton County, Georgia

        Town East                       4111 U.S. Highway 80,
                                        Mesquite (Dallas), Texas

        Woodbridge                      3095 PS Business Center Road
                                        Woodbridge, Virginia

        Land (Airport                   501 S. Metroplex Drive
        South - #25)                    Nashville, Tenessee

        Land/Mansfield                  U.S. 287/Turner-Warnell Road
                                        Mansfield, Texas

        Land                            Harry Hines Blvd/N. of LBJ Freeway
        (Denton/I-35-#4)                Dallas, Texas

        Land (Arlington                 St Hwy 360, N. of East Abram
        Bus. Ctr-#12)                   Arlington, Texas

                                    EXHIBIT E

                       Letter of Environmental Consultant

                           SECONDARY CLIENT AGREEMENT


     This Agreement between _____________ and Law Environmental Consultants, Inc. is being entered in consideration of $200.00, the promise and obligations herein and other good and valuable consideration, the adequacy of which is hereby acknowledged by the parties. At the express request of __________ ("Client") and with full disclosure to and approval from same, Law Environmental Consultants, Inc. ("Law") through its subsidiaries, affiliates, branches, or divisions, as an independent consultant, agrees to provide _________________, its corporate successors and assigns (collectively "Secondary Client") for its additional benefit and use, copies of certain final reports (specify reports) prepared for Client by Law. Secondary Client may rely on the contents of those reports as if those reports were expressly prepared for Secondary Client subject to any limitation placed on the scope, nature and type of Law's services as stated in Law's proposal [specify] and/or report and subject to these terms and conditions contained herein. The services provided have been performed for Client and our report may or may not be suitable for all purposes of Secondary Client.

     STANDARD OF CARE AND WARRANTY. Law warrants that it has performed its services with that degree of skill and care ordinarily exercised by reputable members of the environmental engineering and scientific profession of Law or similar locality. NO OTHER WARRANTY, EXPRESSED OR IMPLIED, IS MADE OR INTENDED, except as set forth in the Reports.

     DOCUMENTS. Secondary Client agrees that Law's report is intended for Client and Secondary Client's exclusive reliance and internal use, and is not for the general distribution or publication. Without the prior consent of Law, any unauthorized use or further distribution by Secondary Client shall be at Secondary Client's and recipient's sole risk and without liability to Law.

     CONFLICT OF INTEREST. By request and use of the referenced report, Secondary Client expressly agrees to waive all claims of existing or potential conflicts of interest that may now exist or hereafter arise by Law's providing the requested report should any dispute arise between Client and Secondary Client.


     LAW ENVIRONMENTAL CONSULTANTS, INC. ____________________


          Signed: ___________________ Signed: ___________________


          Title: ___________________ Title: ___________________


          Date: ___________________ Date: ___________________

- -------------------------------------------------------------------------------
                                                              1129 Broad Street
                                                      Shrewsbury, NJ 07702-4314
ROBERT A. STANGER & CO., INC.                                    (908) 389-3600
  FINANCIAL AND MANAGEMENT CONSULTANTS                      FAX: (908) 389-1751
                                                                 (908) 544-0779
===============================================================================

                                                                        ANNEX B

Prudential-Bache Properties, Inc.
  Managing General Partner
Prudential-Bache/Watson & Taylor, Ltd.-4
One Seaport Plaza, 16th Floor
New York, New York 10292

Gentlemen:

     You have advised us that Prudential-Bache/Watson & Taylor, Ltd.-4 (the "Partnership") is entering into a transaction (the "Sale") in which the nine properties owned by the Partnership (the "Properties") will be sold to Public Storage, Inc. (the "Buyer"), for an all-cash purchase price of $12,210,000, (the "Consideration"). The limited partners of the Partnership will be asked to approve the Sale.

     Prudential-Bache Properties, Inc., in its capacity as the managing general partner of the Partnership, has requested on behalf of the Partnership that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion as to the fairness to the Partnership, from a financial point of view, of the Consideration to be received in the Sale.

     In the course of our review to render this opinion, we have, among other things:

     o Reviewed the Consent Statement related to the Sale and filed with the Securities and Exchange Commission ("SEC") on September 17, 1996;

     o Reviewed the Contract of Sale between the Partnership and the Buyer, dated June 13, 1996;

     o Reviewed the Partnership's annual reports filed with the SEC on Form 10-K for the three years ending December 31, 1993, 1994 and 1995 and the quarterly reports filed with the SEC on Form 10-Q for the three-month period ending June 30, 1996, which reports the Partnership's management has indicated to be the most current financial statements available;

     o Reviewed the MAI-certified appraisals of the Properties owned by the Partnership dated September 30, 1995 performed by Cushman & Wakefield, Inc. (the "Appraisals");

     o Reviewed summary historical operating statements for each of the Properties for 1995 and operating budgets for 1996;

     o Performed site inspections of each of the Properties owned by the Partnership;

     o Reviewed information regarding purchases and sales of self-storage/office-warehouse properties and other information relating to acquisition criteria for self-storage/office-warehouse properties;

     o Discussed with management of the Partnership conditions in self-storage/office-warehouse property markets, conditions in the market for sales/acquisitions of properties similar to those owned by the Partnership, current and projected operations and performance, and the financial condition of the Partnership;

     o Conducted such other studies, analyses, inquiries and investigations as Stanger deemed appropriate.

     In rendering this fairness opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Proxy Statement or that was furnished or otherwise communicated to us by the Partnership and the property manager. We have not performed an independent appraisal of the assets and liabilities of the Partnership and have relied upon and assumed the accuracy of the Appraisals. We have also relied on the assurances of the Managing General Partner that any financial statements, projections, budgets, or value estimates contained in the Consent Statement or otherwise provided to us, were reasonably prepared on bases consistent with actual historical experience and reflecting the best currently available estimates and good faith judgments; that no material changes have occurred in the appraised value of the properties or the information reviewed between the date of the Appraisals or the date of the other information provided and the date of this letter, and that the Managing General Partner is not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.

     We have not been requested to, and therefore did not: (i) select the method of determining the Consideration offered in the Sale, (ii) make any recommendation to the Unitholders of the Partnership with respect to whether to approve or reject the Sale or (iii) express any opinion as to the business decision to effect the Sale, alternatives to the Sale, or tax factors resulting from the Sale. Our opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of our analysis and addresses the Sale in the context of information available as of the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing the opinion.

     Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this letter the Consideration to be received in the Sale is fair to the Partnership from a financial point of view.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Partnership that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and facts, could create an incomplete view of the evaluation process underlying this opinion.

                                             Yours truly,


                                             ROBERT A. STANGER & CO., INC.
                                             ------------------------------
                                             Robert A. Stanger & Co., Inc.

Shrewsbury, NJ
September 16, 1996

                                                                         ANNEX C


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

(Mark One)

/X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

For the fiscal year ended December 31, 1995

                                       OR

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number 0-15381

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4

- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Texas                                               75-2083046

- --------------------------------------------------------------------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

One Seaport Plaza, New York, N.Y.                 10292-0116

- --------------------------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (212) 214-1016

Securities registered pursuant to Section 12(g) of the Act:

                Depositary Units of Limited Partnership Interest

- --------------------------------------------------------------------------------
                                (Title of class)

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes CK No _

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [CK]

                      DOCUMENTS INCORPORATED BY REFERENCE

   Registrant's Annual Report to Unitholders for the year ended December 31, 1995 is incorporated by reference into Parts I, II and IV of this Annual Report on Form 10-K

   Amended and Restated Certificate and Agreement of Limited Partnership, included as part of the Registration Statement on Form S-11 (File No. 33-1213) filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is incorporated by reference into Part IV of this Annual Report on Form 10-K

                           Index to exhibits can be found on pages 9 through 11.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                               TABLE OF CONTENTS


PART I                                                                                         PAGE
                                                                                               ----
Item  1      Business.........................................................................   3
Item  2      Properties.......................................................................   4
Item  3      Legal Proceedings................................................................   5
Item  4      Submission of Matters to a Vote of Unitholders...................................   5

PART II
Item  5      Market for the Registrant's Units and Related Unitholder Matters.................   5
Item  6      Selected Financial Data..........................................................   6
Item  7      Management's Discussion and Analysis of Financial Condition and Results of
               Operations.....................................................................   6
Item  8      Financial Statements and Supplementary Data......................................   6
Item  9      Changes in and Disagreements with Accountants on Accounting and Financial
               Disclosure.....................................................................   6
PART III
Item 10      Directors and Executive Officers of the Registrant...............................   6
Item 11      Executive Compensation...........................................................   8
Item 12      Security Ownership of Certain Beneficial Owners and Management...................   8
Item 13      Certain Relationships and Related Transactions...................................   8

PART IV
Item 14      Exhibits, Financial Statement Schedules and Reports on Form 8-K
             Financial Statements and Financial Statement Schedules...........................   9
             Exhibits.........................................................................   9
             Reports on Form 8-K..............................................................  10
SIGNATURES....................................................................................  16

                                     PART I

Item 1. Business

General

   Prudential-Bache/Watson & Taylor, Ltd.-4 (the "Registrant"), a Texas limited partnership, was formed on October 11, 1985 and will terminate on December 31, 2010 unless terminated sooner under the provisions of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement"). The Registrant was formed for the purpose of acquiring, developing, owning and operating business centers, retail shopping centers, mini-storage facilities and other similar commercial real estate and investing in unimproved commercial properties with the proceeds raised from the initial sale of depositary units ("Units"). The Registrant's fiscal year for book and tax purposes ends on December 31.

   The Registrant operates eleven properties, five of which are commercial real estate properties and six of which are unimproved properties. The commercial real estate properties consist of office/warehouse, mini-warehouse and retail facilities. For more information regarding the Registrant's properties (collectively, the "Properties" or individually, a "Property"), see Item 2 Properties. For more information regarding the Registrant's operations, see Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations in the Registrant's Annual Report to Unitholders for the year ended December 31, 1995 ("Registrant's Annual Report") which is filed as an exhibit hereto. The Registrant is engaged solely in the business of real estate investment; therefore, presentation of industry segment information is not applicable.

   On December 15, 1995, the Management Committee of the Registrant determined to seek bids for all of the properties held by the Registrant. As of March 22, 1996, preliminary bids have been received for all properties. If bids for the properties are deemed acceptable by the Registrant, the Registrant intends to enter into agreements to sell the properties, subject to the approval of the Unitholders owning a majority of the Units as required by the Partnership Agreement. If such sales are approved and consummated, the Registrant will liquidate and distribute its net assets to its partners. There can, of course, be no assurance that acceptable bids will be received or that any transactions will be consummated.

General Partners

   The general partners of the Registrant are Prudential-Bache Properties, Inc. ("PBP"), George S. Watson and A. Starke Taylor, III (collectively, the "General Partners"). PBP is the Managing General Partner and is responsible for the day-to-day operations of the Registrant and its investments. See Note E to the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

Competition

   The General Partners and/or their affiliates have formed, and may continue to form, various entities to engage in businesses which may be competitive with the Registrant.

   The Registrant competes with national and regional real estate owners and operators, some of whom have more experience and resources than the Registrant. Such owners and operators may include insurance companies, mortgage banks, pension funds, and other real estate investors, including foreign investors, syndicated partnerships, and real estate investment trusts. The primary factors affecting a particular property's ability to successfully compete against other properties include the location of such property, the suitability of its design to a prospective tenant's needs, the manner in which it is managed and marketed, and rental rates. The extent to which the Registrant is affected by competition will depend, in part, on existing market conditions. The property managers, Public Storage Management, Inc. and Public Storage Commercial Properties Group, Inc., manage other properties which compete with the Registrant's properties within the same geographical area.

Employees

   The Registrant has no employees. Management and administrative services for the Registrant are performed by the General Partners and their affiliates pursuant to the Partnership Agreement as amended. See Note E to the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

Item 2. Properties

   As of December 31, 1995, the Registrant owns the following properties:


                                                   Average

                                               Occupancy Rates                           Monthly Rental
                                             for the year ended                             Rates Per
                                                December 31,         Land     Rentable     Unit as of
             Property Location                     1995(1)        (in acres)   Units    December 31, 1995
- -------------------------------------------  -------------------  ----------  --------  -----------------

Improved Properties

Downtown Business Center (Nashville, TN)             99.7%            3.50
  Office/warehouse                                                                 30     $ 620 - $3,150
                                                                                -----
Airport South Business Center (Nashville, TN)        99.4             4.25
  Office/warehouse                                                                 52     $ 395 - $2,800
                                                                                -----
Big A Mini-Warehouse (Forest Park, GA)               53.7             7.00
  Mini-warehouse                                                                  996     $  19 - $  795
                                                                                -----
Towneast Business Center (Mesquite, TX)              96.3             3.38
  Office/warehouse                                                                 35     $ 350 - $  826
  Mini-warehouse                                                                   60     $  45 - $   73
                                                                                -----
                                                                                   95
                                                                                -----
Dale City (Dale City, VA)                            98.1             8.00
  Office/warehouse                                                                 70     $  250 - $1,800
  Retail                                                                            8     $1,000 - $1,985
  Mini-warehouse                                                                  122     $   89 - $  200
                                                                                -----
                                                                                  200
                                                                                -----
Unimproved Properties

Airport South (Nashville, TN)                                N/A      3.06       None          N/A
Mansfield (Mansfield, TX)                                    N/A     36.34       None          N/A
Yancy Camp (Dallas, TX)                                      N/A      2.08       None          N/A
Highway 360 (Arlington, TX)                                  N/A      1.94       None          N/A
Dimension (Fort Worth, TX)                                   N/A      0.52       None          N/A
Beltline Central (Addison, TX)                               N/A      0.77       None          N/A
                                                                                -----
                                                                                1,373
                                                                                =====
(1) Average occupancy rates are calculated by averaging the monthly occupancies determined by dividing occupied square footage by available square footage as of each month-end.

- --------------------------------------------------------------------------------

   The Managing General Partner believes the Registrant's properties are adequately insured.

   For the years ended December 31, 1995, 1994 and 1993 the following improved properties' rental revenue exceeded 15% of the Registrant's total revenue:


                                                  1995     1994     1993
                                                  ----     ----     ----
           Dale City                               39%      40%      36%
           Downtown Business Center                17       16        *
           Airport South Business Center           17       16       16

   * Property's rental revenue was 15% or less of the Registrant's total revenue for the year.

   No single tenant accounted for 10% or more of the Registrant's total revenue for any of the three years in the period ended December 31, 1995.

   For additional information describing the Registrant's properties, see Supplementary Schedule III-Real Estate and Accumulated Depreciation on page 14 in Item 14 Exhibits, Financial Statement Schedules and Reports on Form 8-K.

Item 3. Legal Proceedings

   This information is incorporated by reference to Note G to the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto.

Item 4. Submission of Matters to a Vote of Unitholders

   None

                                    PART II

Item 5. Market for the Registrant's Units and Related Unitholder Matters

   As of March 1, 1996, there were 4,293 holders of record owning 66,555 Units. A significant secondary market for the Units has not developed, and it is not expected that one will develop in the future. There are also certain restrictions set forth in Section 18.2 of the Partnership Agreement limiting the ability of a Unitholder to transfer Units. Consequently, holders of Units may not be able to liquidate their investments in the event of an emergency or for any other reason.

   The following per Unit cash distributions were paid to Unitholders on or about 45 days after the end of the specified quarter.


                  Quarter Ended            1995       1994
                  -------------            -----      -----
                March 31                   $2.19      $3.50
                June 30                     2.19       2.88
                September 30                2.19       2.40
                December 31                 2.19       2.19


   There are no material restrictions upon the Registrant's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. Distributions for 1995 and 1994 were made from current and previously undistributed cash generated by operations. Unitholder distributions were approximately $583,000 and $741,000 for the years ended December 31, 1995 and 1994, respectively. All of the distributions paid to Unitholders during 1995 and approximately $530,000 of the distributions paid to Unitholders during 1994 represent a return of capital on a generally accepted accounting principles (GAAP) basis (return of capital on a GAAP basis is calculated as Unitholder distributions less net income allocated to Unitholders). The Registrant currently expects that recurring quarterly cash distributions will continue to be paid in the foreseeable future from cash generated by operations. For discussion of other factors that may affect the amounts of future distributions, see Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 10 through 11 of the Registrant's Annual Report which is filed as an exhibit hereto.

Item 6. Selected Financial Data

     The following table presents selected financial data of the Registrant. This data should be read in conjunction with the financial statements of the Registrant and the notes thereto on pages 2 through 9 of the Registrant's Annual Report which is filed as an exhibit hereto.


                                                        Year ended December 31,
                                  -------------------------------------------------------------------
                                     1995          1994          1993          1992          1991
                                  -----------   -----------   -----------   -----------   -----------
Total revenues                    $ 2,027,520   $ 1,938,381   $ 1,787,959   $ 1,641,776   $ 1,687,392
                                  ===========   ===========   ===========   ===========   ===========
Provision for loss on impairment
  of assets                       $   900,000   $        --   $   800,000   $   484,000   $ 6,858,000
                                  ===========   ===========   ===========   ===========   ===========
Net income (loss)                 $  (717,009)  $   276,355   $  (667,213)  $  (688,472)  $(7,219,794)
                                  ===========   ===========   ===========   ===========   ===========
Net income (loss) per Unit        $    (11.51)  $      3.17   $    (10.75)  $    (10.76)  $   (107.94)
                                  ===========   ===========   ===========   ===========   ===========
Total assets                      $13,635,938   $14,858,287   $15,616,124   $16,885,088   $18,158,889
                                  ===========   ===========   ===========   ===========   ===========
Total distributions               $   633,475   $   805,171   $   669,167   $   464,438   $   719,986
                                  ===========   ===========   ===========   ===========   ===========
Unitholder Distributions per
  Unit                            $      8.76   $     11.13   $      9.25   $      6.42   $      9.94
                                  ===========   ===========   ===========   ===========   ===========

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

   This information is incorporated by reference to pages 10 through 11 of the Registrant's Annual Report which is filed as an exhibit hereto.

Item 8. Financial Statements and Supplementary Data

   The financial statements are incorporated by reference to pages 2 through 9 of the Registrant's Annual Report which is filed as an exhibit hereto.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

   None

                                    PART III

Item 10. Directors and Executive Officers of the Registrant

   There are no directors or executive officers of the Registrant. The Registrant is managed by the Managing General Partner.

   The Registrant, the Registrant's General Partners, PBP's directors and executive officers and other persons holding more than ten percent of the Registrant's Units are required to report their initial ownership of such Units and any subsequent changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Such General Partners, PBP's executive officers, directors and Unitholders who own greater than ten percent of the Registrant's Units are required by Securities and Exchange Commission regulations to furnish the Registrant with copies of all Forms 3, 4 or 5 they file. All of these filing requirements were satisfied on a timely basis. In making these disclosures, the Registrant has relied solely on written representations of the General Partners, PBP's directors and executive officers and other persons who own greater than ten percent of the Registrant's Units or copies of the reports they have filed with the Securities and Exchange Commission during and with respect to its most recent fiscal year.

Prudential-Bache Properties, Inc., Managing General Partner

   The directors and executive officers of PBP and their positions with regard to managing the Registrant are as follows:


Name                        Position
- ----                        --------
Thomas F. Lynch, III        President, Chief Executive Officer, Chairman of the
                              Board of Directors and Director
Barbara J. Brooks           Vice President--Finance and Chief Financial Officer
Eugene D. Burak             Vice President and Chief Accounting Officer
Chester A. Piskorowski      Vice President
Frank W. Giordano           Director
Nathalie P. Maio            Director


   THOMAS F. LYNCH, III, age 37, is the President, Chief Executive Officer, Chairman of the Board of Directors and a Director of PBP. He is a Senior Vice President of Prudential Securities Incorporated ("PSI"), an affiliate of PBP. Mr. Lynch also serves in various capacities for other affiliated companies. Mr. Lynch joined PSI in November 1989.

   BARBARA J. BROOKS, age 47, is the Vice President--Finance and Chief Financial Officer of PBP. She is a Senior Vice President of PSI. Ms. Brooks also serves in various capacities for other affiliated companies. She has held several positions within PSI since 1983. Ms. Brooks is a certified public accountant.

   EUGENE D. BURAK, age 50, is a Vice President of PBP. He is a First Vice President of PSI. Prior to joining PSI in September 1995, he was a management consultant for three years and was with Equitable Capital Management Corporation from March 1990 to May 1992. Mr. Burak is a certified public accountant.

   CHESTER A. PISKOROWSKI, age 52, is a Vice President of PBP. He is a Senior Vice President of PSI and is the Senior Manager of the Specialty Finance Asset Management area. Mr. Piskorowski has held several positions within PSI since April 1972. Mr. Piskorowski is a member of the New York and Federal Bars.

   FRANK W. GIORDANO, age 53, is a Director of PBP. He is a Senior Vice President of PSI and an Executive Vice President and General Counsel of Prudential Mutual Fund Management, Inc., an affiliate of PSI. Mr. Giordano also serves in various capacities for other affiliated companies. He has been with PSI since July 1967.

   NATHALIE P. MAIO, age 45, is a Director of PBP. She is a Senior Vice President and Deputy General Counsel of PSI and supervises non-litigation legal work for PSI. She joined PSI's Law Department in 1983; presently she also serves in various capacities for other affiliated companies.

   James M. Kelso ceased to serve as President, Chief Executive Officer, Chairman of the Board of Directors and Director effective June 30, 1995. Effective June 30, 1995, Thomas F. Lynch, III was elected President, Chief Executive Officer, Chairman of the Board of Directors and Director. Robert J. Alexander ceased to serve as Vice President effective August 25, 1995. Eugene D. Burak was elected Vice President effective October 9, 1995.

   There are no family relationships among any of the foregoing directors or executive officers. All of the foregoing directors and executive officers have indefinite terms.

Individual General Partners

   George S. Watson, age 55, is a financial specialist and a certified public accountant. He is also a member of the board of directors of Lyco Energy Corporation as well as the Advisory Council of the University of Texas Business School and a member of its Chancellor's Council. Mr. Watson attended the University of Texas in Austin, graduating summa cum laude in 1963 with a B.B.A. in accounting and finance. He received his M.B.A. in accounting and finance from the University of Texas in 1965, graduating first in his class and summa cum laude. He has received various awards and scholarships and is a member of many fraternal organizations including Phi Kappa Phi, the honorary scholastic fraternity.

   A. Starke Taylor, III, age 52, holds a bachelor of business administration degree from Southern Methodist University which was awarded in 1966. He is past president of the North Dallas Chamber of Commerce. Active in the community, Mr. Taylor is the chairman of the board of Priority One, an international missionary organization, the founding chairman of the board of the Park Central Athletic Association, a member of the Dallas regional board of the Salvation Army, and a board member of the Dallas Theological Seminary. Mr. Taylor was recognized in 1983 by D Magazine as one of Dallas's 10 most outstanding young business leaders.

   There are no family relationships among any of the foregoing individual General Partners.

Item 11. Executive Compensation

   The Registrant does not pay or accrue any fees, salaries or any other form of compensation to either individual General Partners or to directors and officers of the Managing General Partner for their services. Certain officers and directors of the Managing General Partner receive compensation from the Managing General Partner and its affiliates, not from the Registrant, for services performed for various affiliated entities, which may include services performed for the Registrant; however, the Managing General Partner believes that any compensation attributable to services performed for the Registrant is immaterial. See Item 13 Certain Relationships and Related Transactions for information regarding reimbursement to the General Partners for services provided to the Registrant.

Item 12. Security Ownership of Certain Beneficial Owners and Management

   As of March 1, 1996, no individual General Partner or director or officer of the Managing General Partner owns directly or beneficially any interest in the voting securities of the Managing General Partner.

   As of March 1, 1996, no individual General Partner or director or officer of the Managing General Partner owns directly or beneficially any of the Units issued by the Registrant.

   As of March 1, 1996, no Unitholder beneficially owns more than five percent (5%) of the outstanding Units issued by the Registrant.

Item 13. Certain Relationships and Related Transactions

   The Registrant has and will continue to have certain relationships with the General Partners and their affiliates. However, there have been no direct financial transactions between the Registrant and the individual General Partners or the directors or officers of the Managing General Partner during 1995.

   Reference is made to Notes A and E to the financial statements in the Registrant's Annual Report which is filed as an exhibit hereto, which identify the related parties and discuss the services provided by these parties and the amounts paid or payable for their services.

                                     PART IV


                                                                                          Page Number
                                                                                           In Annual
                                                                                            Report
                                                                                          -----------
         Item 14. Exhibits, Financial Statement Schedules and Reports on Form 8-K

         (a)    1.   Financial Statements and Report of Independent Auditors--
                     Incorporated by reference to the Registrant's Annual
                     Report which is filed as an exhibit hereto
                     Report of Independent Auditors                                             2
                     Financial Statements:
                     Statements of Financial Condition--December 31, 1995 and 1994              3
                     Statements of Operations--Three years ended December 31, 1995              4
                     Statements of Changes in Partners' Capital--Three years ended
                     December 31, 1995                                                          4
                     Statements of Cash Flows--Three years ended December 31, 1995              5
                     Notes to Financial Statements                                              6

                2.   Financial Statement Schedules and Consent of Independent Auditors
                     Consent of Independent Auditors

                     Schedules:

                     II--Valuation and Qualifying Accounts and Reserves--Three years ended December 31, 1995
                     III--Real Estate and Accumulated Depreciation at December 31, 1995

                     Notes to Schedule III--Real Estate and Accumulated Depreciation
                     All other schedules have been omitted because they are not applicable or the required information is included in the financial statements and the notes thereto.

                3.   Exhibits
                     Description:

                      3.01  Amended and Restated Certificate and Agreement of Limited
                            Partnership (1)
                      3.02  Amendment Number 10 to the Amended and Restated Certificate
                            and Agreement of Limited Partnership (5)
                      4.01  Certificate of Limited Partnership Interest (1)
                      4.02  Depositary Receipt (1)
                     10.01  Management Agreement (1)
                     10.02  Depositary Agreement (1)
                     10.03  Agreement Relating to General Partner Interests (1)
                     10.04  Construction Contract by and between the Watson & Taylor
                            Holding Joint Venture and Watson & Taylor Construction,
                            Inc., dated August 21, 1986 (1)
                     10.05  Special Warranty Deed by and between Prince William
                            Partners, Ltd. and the Registrant transferring title to the Dale
                            City Property to the Registrant (2)




                     10.06  Special Warranty Deed by and between 287-Mansfield
                            Joint Venture and the Registrant conveying title to the Mansfield Property to the Registrant (2)

                     10.07  Warranty Deed by and between Messrs. Watson and Taylor and the Registrant conveying title to the Highway 360 Strip (2)

                     10.08  Special Warranty Deed by and between Watson & Taylor
                            Realty Company, Trustee, and the Registrant conveying title to the Dimension Tract (3)

                     10.09  Special Warranty Deed by and between Watson & Taylor
                            Realty Company, Trustee, and the Registrant conveying title to the Yancy Camp Tract (3)

                     10.10  Special Warranty Deed by and between George S. Watson and A.
                            Starke Taylor, III and the Registrant conveying title to the
                            Belt Line Tract (4)

                     10.11  Construction Contract by and between Watson & Taylor Con-
                            struction, Inc. and the Registrant for construction of the

                            Dale City Business Center (2)

                     10.12  Property Management Agreement dated as of November 1, 1988 by and between the Registrant and Public Storage Man-
                            agement, Inc. (4)

                     10.13  Property Management Agreement dated as of November 1, 1988 by and between the Registrant and Public Storage Commercial
                            Properties Group, Inc. (4)

                     10.14 Agreement in connection with Closing of Purchase and Sale of Real Estate between the Registrant and Paul
                            Darby or assigns, as Purchaser conveying title of the Black Bob and 119th Property, located in Olathe,
                            Kansas (4)

                     10.15 General Warranty Deed by and between the Registrant and the Purchaser of the Black Bob and 119th
                            Property, located in Olathe, Kansas, effective as of the 26th day of June 1989 (4)

                     13 Registrant's Annual Report to Unitholders for the year ended December 31, 1995 (6) (with the exception of the information and data incorporated by reference in Items 3, 7 and 8 of this Annual Report on Form 10-K, no other information or data appearing in the Registrant's Annual Report is to be deemed filed as part of this report)

                     27     Financial Data Schedule (6)
         (b)         Reports on Form 8-K

                     Registrant's Current Report on Form 8-K dated December 6, 1995, as filed with the Securities and Exchange Commission on December 6,

                     1995, relating to Item 5 regarding the communication of certain information to the limited partners. Registrant's
                     Current Report on Form 8-K dated December 15, 1995, as filed with the Securities and Exchange Commission on December 26, 1995, relating to Item 5 regarding the intention of the Partnership to solicit bids for the partnership's properties.

                ------------------------------------
                (1) Filed as an exhibit to Registration Statement on Form S-11
                    (No. 33-1213) and incorporated herein by reference.




                (2) Filed as an exhibit to Registrant's Form 8-K filed with the
                    Securities and Exchange Commission on November 25, 1987 and incorporated herein by reference.

                (3) Filed as an exhibit to Registrant's Annual Report on Form
                    10-K for the year ended December 31, 1987 and incorporated herein by reference. (4) Filed as an exhibit to Registrant's
                    Annual Report on Form 10-K for the year ended December 31,
                    1988 and incorporated herein by reference. (5) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

                (6) Filed herewith.

                        CONSENT OF INDEPENDENT AUDITORS

To the Partners
Prudential-Bache/Watson & Taylor, Ltd.-4

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Prudential-Bache/Watson & Taylor, Ltd.-4 of our report dated February 16, 1996, included in the 1995 Annual Report to Limited Partners of
Prudential-Bache/Watson & Taylor, Ltd.-4.

Our audits also included the financial statement schedules of Prudential-Bache/Watson & Taylor, Ltd.-4 listed in Item 14(a). These schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


Ernst & Young LLP
New York, New York
March 29, 1996

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

          SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

- -------------------------------------------------------------------------------------------------------
Allowance for Loss on Impairment of Assets


                                                                  Deductions - Amounts
 Year Ended         Balance at          Additions - Amounts        Written-off During       Balance at
December 31,     Beginning of Year      Reserved During Year              Year              End of Year
- ------------     -----------------      --------------------      --------------------      -----------
    1993             $7,342,000               $800,000                    --                 $8,142,000
    1994             $8,142,000                   --                      --                 $8,142,000
    1995             $8,142,000               $900,000                    --                 $9,042,000
- -------------------------------------------------------------------------------------------------------

Note: The Registrant's properties are valued at the lower of the carrying amount or estimated fair value less costs to sell. As a result, a provision for loss on impairment of assets of $900,000 was recorded for the year ended December 31, 1995.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

             SCHEDULE III--REAL ESTATE AND ACCUMULATED DEPRECIATION
                               December 31, 1995


                                     Initial cost to                                               Gross amount at which
                                        Registrant                                                      carried at
                                         (Note B)                   Costs         Permanent           close of period
                               ----------------------------      capitalized      write-down    ---------------------------
                                                Buildings          (sold)          of im-                       Buildings
                                                   and          subsequent to      paired                          and
Description (Note A)              Land         improvements      acquisition       assets          Land        improvements
- ---------------------------    -----------     ------------     -------------     ---------     ----------     ------------
IMPROVED PROPERTIES:
Downtown Business
 Centers I & II                $   709,956     $  3,076,475      $   232,692      $      --     $  709,956     $  3,309,167
 (Nashville, TN)
Airport South
 Business Center                   764,820        3,431,125          100,938             --        764,820        3,532,063
 (Nashville, TN)
Big A Mini-Warehouse               341,117        3,032,936           67,447             --        341,117        3,100,383
 (Forest Park, GA)
Towneast Business Center           439,121        1,756,485           29,776             --        438,771        1,786,611
 (Mesquite, TX)
Dale City (Dale City, VA)        1,387,406        4,954,792        1,088,712             --      1,387,406        6,043,504
UNIMPROVED PROPERTIES:
Dimension                           76,326               --               --             --         76,326               --
 (Fort Worth, TX)
Airport South                      547,432               --               --             --        547,432               --
 (Nashville, TN)
Highway 360 (Arlington, TX)        440,644               --               --             --        440,644               --
Mansfield (Mansfield, TX)        3,929,084               --               --       (700,000)     3,229,084               --
Yancy Camp                         829,448               --               --             --        829,448               --
 (Dallas, TX)
119th & Black Bob                  587,871               --         (587,871)            --             --               --
 (Olathe, KS)
150th & Black Bob                  815,396               --         (815,396)            --             --               --
 (Olathe, KS)
Beltline Central                   505,790               --               --             --        505,790               --
 (Addison, TX)
                               -----------     ------------      -----------      ---------     ----------     ------------
                               $11,374,411     $ 16,251,813      $   116,298      $(700,000)    $9,270,794     $ 17,771,728
                               ===========     ============      ===========      =========     ==========     ============
- ---------------------------------------------------------------------------------------------------------------------------
                         See notes on the following page


                                                                                             Life on which
                                                                                             depreciation
                                                                                               in latest
                                              Accumulated                                    Statement of
                                Total        depreciation       Date(s) of        Date        Operations
Description (Note A)          (Note C)         (Note D)        construction     acquired      is computed
- ---------------------------  -----------     -------------     ------------     --------     -------------
IMPROVED PROPERTIES:
Downtown Business                                                                            5 to
 Centers I & II              $ 4,019,123      $ 1,340,288        1983, 1985       1986       25 years
 (Nashville, TN)
Airport South
 Business Center               4,296,883        1,097,885              1987       1987       5 to
 (Nashville, TN)                                                                             25 years
Big A Mini-Warehouse           3,441,500          894,016              1986       1986       5 to
 (Forest Park, GA)                                                                           25 years
Towneast Business Center       2,225,382          592,887              1987       1987       5 to
 (Mesquite, TX)                                                                              25 years
Dale City (Dale City, VA)      7,430,910        1,898,708              1987       1987       5 to
                                                                                             25 years
UNIMPROVED PROPERTIES:
Dimension                         76,326               --                --       1987       N/A
 (Fort Worth, TX)
Airport South                    547,432               --                --       1986       N/A
 (Nashville, TN)
Highway 360 (Arlington, TX)      440,644               --                --       1987       N/A
Mansfield (Mansfield, TX)      3,229,084               --                --       1987       N/A
Yancy Camp                       829,448               --                --       1987       N/A
 (Dallas, TX)
119th & Black Bob                     --               --                --       1986       N/A
 (Olathe, KS)
150th & Black Bob                     --               --                --       1986       N/A
 (Olathe, KS)
Beltline Central                 505,790               --                --       1986       N/A
 (Addison, TX)
                             -----------      -----------
                             $27,042,522      $ 5,823,784
                             ===========      ===========
- ------------------------------------------------------------------------------------------------------------------------


                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                             NOTES TO SCHEDULE III
                               December 31, 1995

NOTE A--There are no mortgages, deeds of trust or similar encumbrances against any of the properties.

NOTE B--Initial cost represents the initial purchase price of the properties including acquisition fees.



NOTE C--RECONCILIATION SUMMARY OF TRANSACTIONS--REAL ESTATE OWNED


                                                      Year ended December 31,
                                             -----------------------------------------
                                                1995           1994           1993
                                             -----------    -----------    -----------
Balance at beginning of year..............   $27,616,465    $27,558,067    $27,462,329
Net additions during year.................       136,241         58,398         95,738
Net deletions during year (1).............      (710,184)            --             --
                                             -----------    -----------    -----------
Balance at close of year..................   $27,042,522    $27,616,465    $27,558,067
                                             ===========    ===========    ===========
   (1) The 150th & Black Bob property was sold in December 1995 for $678,072 net of selling expenses.

   During 1995, an allowance for loss on impairment of assets of $900,000 was provided for, bringing the total allowance on the above assets to $9,042,000 as of December 31, 1995. See Note C to the financial statements of the Registrant's
Annual Report filed as an exhibit hereto.

   The aggregate cost of land, buildings and improvements for Federal income tax purposes for the tax year ended December 31, 1995 was $28,595,297.

NOTE D--RECONCILIATION SUMMARY OF TRANSACTIONS--ACCUMULATED DEPRECIATION


                                                      Year ended December 31,
                                             -----------------------------------------
                                                1995           1994           1993
                                             -----------    -----------    -----------
Balance at beginning of year..............   $ 5,233,140    $ 4,616,561    $ 3,965,034
Depreciation during the year charged to
  expense.................................       590,644        616,579        651,527
                                             -----------    -----------    -----------
Balance at close of year..................   $ 5,823,784    $ 5,233,140    $ 4,616,561
                                             ===========    ===========    ===========


                                   SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-4

 By: Prudential-Bache Properties, Inc.,
     A Delaware corporation,
     Managing General Partner

     By: /s/ EUGENE D. BURAK                      Date: March 29, 1996
     ----------------------------------------
     Eugene D. Burak
     Vice President and Chief Accounting
     Officer

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities (with respect to the General Partners) and on the dates indicated.

 By: Prudential-Bache Properties, Inc.,
     A Delaware corporation,
     Managing General Partner

     By: /s/ THOMAS F. LYNCH, III                 Date: March 29, 1996
     ----------------------------------------
     Thomas F. Lynch, III
     President, Chief Executive Officer,
     Chairman of the Board of Directors and
     Director

     By: /s/ BARBARA J. BROOKS                    Date: March 29, 1996
     ----------------------------------------
     Barbara J. Brooks
     Vice President-Finance and
     Chief Financial Officer

     By: /s/ EUGENE D. BURAK                      Date: March 29, 1996
     ----------------------------------------
     Eugene D. Burak
     Vice President

     By: /s/ FRANK W. GIORDANO                    Date: March 29, 1996
     ----------------------------------------
     Frank W. Giordano
     Director

     By: /s/ NATHALIE P. MAIO                     Date: March 29, 1996
     ----------------------------------------
     Nathalie P. Maio
     Director

                                   SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-4

     By:                                          Date: March 29, 1996
        ----------------------------------------
        George S. Watson
        General Partner

     By:                                          Date: March 29, 1996
        ----------------------------------------
        A. Starke Taylor
        General Partner

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities (with respect to the General Partners) and on the dates indicated.

     By:                                          Date: March 29, 1996

     ----------------------------------------
     George S. Watson
     General Partner

     By:                                          Date: March 29, 1996

     ----------------------------------------
     A. Starke Taylor
     General Partner

                                                 1995
- --------------------------------------------------------------------------------
Prudential-Bache/                                Annual
Watson & Taylor, Ltd.-4                          Report

                    PRUDENTlAL-BACHE/WATSON & TAYLOR, LTD.-4
                               1995 Annual Report

                                                                      May 1996

     Enclosed are the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of
Prudential-Bache/Watson & Taylor, Ltd.-4 for the year ended December 31, 1995.

     As set forth in the accompanying Annual Report, on December 15,1995, the Management Committee of the Partnership determined to seek bids for all the properties held by the Partnership. The Partnership is continuing the process of attempting to sell the properties held by the Partnership. However, there can be no assurances that such negotiations will lead to the execution of an agreement or that any transactions will be consummated. The limited partners will be advised if the Partnership enters into a definitive agreement to sell the properties.

     The Partnership's net operating income, which excludes the provision for loss on impairment of assets, decreased by approximately $93,000 in 1995 as compared to 1994. Rental income increased by approximately $109,000 in 1995 as compared to 1994 due to improved rental rates and average occupancies at all of the properties except Dale City, where only rental rates improved. Other income decreased by approximately $21,000 in 1995 as compared to 1994 as a result of the decreasing number of older leases that include charges to recover operating expenses.

     Property operating expenses increased by approximately $8,000 in 1995 as compared to 1994 primarily due to increases in property level payroll costs, utility expense and management fees. General and administrative expenses increased by approximately $168,000 in 1995 as compared to 1994 due to the effectual reimbursement of previously expensed general and administrative and monitoring expenses owed to affiliates of the individual General Partners in 1994 which reduced expenses in 1994, higher costs associated with administering the Partnership in 1995, and increased professional fees.

     A provision for loss on impairment of assets of $900,000 was recorded for the year ended December 31, 1995 to reflect the Partnership's property held for sale at the lower of the carrying amount or estimated fair value less costs to sell.

     A distribution of $2.19 per $500 unit for the quarter ended December
31, 1995 was paid in February 1996. This distribution was funded from cash generated from property operatlons for the fourth quarter 1995. Also in February 1996, a special distribution of approximately $649,000 was paid to Unitholders representing the net proceeds from the 150th of Black Bob property. Your Prudential Securities account was credited with your distribution unless you previously instructed otherwise.

     We encourage you to read the attached report for a more complete discussion of the Partnership's results of operations. Should you have any questions concerning your investment or your account status, please contact the Client Services Department at 1-800-535-2077.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners
Prudential-Bache/Watson & Taylor, Ltd.-4

     We have audited the accompanying statements of financial condition of Prudential-Bache/Watson & Taylor, Ltd.-4 as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of Prudential-Bache/Watson & Taylor, Ltd.-4 as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     As discussed in Note B to the financial statements, in 1995, the Partnership changed its method of accounting for the carrying value of real estate by adopting Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

Ernst & Young LLP
New York, New York
February 16, 1996

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                       STATEMENTS OF FINANCIAL CONDITION


                                                                               December 31,
                                                                       -----------------------------
                                                                           1995             1994
- ----------------------------------------------------------------------------------------------------
ASSETS

Land                                                                   $ 9,270,794      $ 9,980,978
Buildings and improvements                                              17,630,626       17,504,795
Furniture, fixtures and equipment                                          141,102          130,692
Less: Accumulated depreciation and amortization                         (5,823,784)      (5,233,140)
      Allowance for loss on impairment of assets                        (9,042,000)      (8,142,000)
                                                                       -----------      -----------
Property                                                                12,176,738       14,241,325
Cash and cash equivalents                                                1,450,040          588,802
Other assets                                                                 9,160           28,160
                                                                       -----------      -----------
Total assets                                                           $13,635,938      $14,858,287
                                                                       ===========      ===========
LIABILITIES AND PARTNERS' CAPITAL

Liabilities

Accounts payable and accrued expenses                                  $   113,462      $    37,303
Due to affiliates, net                                                     107,175           30,185
Accrued real estate taxes                                                  104,824          117,119
Deposits due to tenants                                                     97,196           98,987
Unearned rental income                                                       6,847           17,775
                                                                       -----------      -----------
Total liabilities                                                          429,504          301,369
                                                                       -----------      -----------
Contingencies

Partners' capital

Unitholders (66,555 depositary units issued and outstanding)            13,002,889       14,351,976
General partners                                                           203,545          204,942
                                                                       -----------      -----------
Total partners' capital                                                 13,206,434       14,556,918
                                                                       -----------      -----------
Total liabilities and partners' capital                                $13,635,938      $14,858,287
                                                                       ===========      ===========
- ----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                            STATEMENTS OF OPERATIONS


                                                                    Year ended December 31,
                                                            ----------------------------------------
                                                               1995           1994           1993
- ----------------------------------------------------------------------------------------------------
REVENUES

Rental income                                               $1,945,915     $1,837,381     $1,584,984
Interest                                                        18,210         16,949         14,655
Other                                                           63,395         84,051        188,320
                                                            ----------     ----------     ----------
                                                             2,027,520      1,938,381      1,787,959
                                                            ----------     ----------     ----------
EXPENSES

Property operating                                             643,826        635,806        569,513
Depreciation and amortization                                  590,644        616,579        651,527
Real estate taxes                                              216,826        216,656        175,265
General and administrative                                     361,121        192,985        258,867
Provision for loss on impairment of assets                     900,000             --        800,000
Loss on sale of land                                            32,112             --             --
                                                            ----------     ----------     ----------
                                                             2,744,529      1,662,026      2,455,172
                                                            ----------     ----------     ----------
Net income (loss)                                           $ (717,009)    $  276,355     $ (667,213)
                                                            ==========     ==========     ==========
ALLOCATION OF NET INCOME (LOSS)

Unitholders                                                 $ (766,241)    $  211,086     $ (715,443)
General partners                                                49,232         65,269         48,230
                                                            ----------     ----------     ----------
                                                            $ (717,009)    $  276,355     $ (667,213)
                                                            ==========     ==========     ==========
Net income (loss) per depositary unit                       $   (11.51)    $     3.17     $   (10.75)
                                                            ==========     ==========     ==========
- ----------------------------------------------------------------------------------------------------

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL


                                                                            GENERAL
                                                            UNITHOLDERS     PARTNERS        TOTAL
- ----------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1992                        $16,212,724     $209,390      $16,422,114
Net income (loss)                                              (715,443)      48,230         (667,213)
Distributions                                                  (615,634)     (53,533)        (669,167)
                                                            -----------      -------      ------------
Partners' capital--December 31, 1993                         14,881,647      204,087       15,085,734
Net income                                                      211,086       65,269          276,355
Distributions                                                  (740,757)     (64,414)        (805,171)
                                                            -----------      -------      -----------
Partners' capital--December 31, 1994                         14,351,976      204,942       14,556,918
Net income (loss)                                              (766,241)      49,232         (717,009)
Distributions                                                  (582,846)     (50,629)        (633,475)
                                                            -----------     --------      -----------
Partners' capital--December 31, 1995                        $13,002,889     $203,545      $13,206,434
                                                            ===========     ========      ===========
- ----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                            STATEMENTS OF CASH FLOWS


                                                                    Year ended December 31,
                                                            ----------------------------------------
                                                               1995           1994           1993
- ----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Rental income and deposits received                         $1,952,196     $1,822,992     $1,633,929
Interest received                                               18,210         16,949         14,655
Other income received                                           63,395         84,051        188,320
Property operating expenses paid                              (596,941)      (668,042)      (577,304)
Real estate taxes paid                                        (229,121)      (196,709)      (216,894)
General and administrative expenses paid                      (254,857)      (313,065)      (235,397)
                                                            ----------     ----------     ----------
Net cash provided by operating activities                      952,882        746,176        807,309

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from sale of land                                 678,072             --             --
Property improvements                                         (136,241)       (58,398)       (95,738)
                                                            ----------     ----------     ----------
Net cash provided by investing activities                      541,831        (58,398)       (95,738)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions paid to partners                                (633,475)      (882,114)      (615,634)
                                                            ----------     ----------     ----------
Net increase (decrease) in cash and cash equivalents           861,238       (194,336)        95,937
Cash and cash equivalents at beginning of year                 588,802        783,138        687,201
                                                            ----------     ----------     ----------
Cash and cash equivalents at end of year                    $1,450,040     $  588,802     $  783,138
                                                            ==========     ==========     ==========
- ----------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED
BY OPERATING ACTIVITIES

Net income (loss)                                           $ (717,009)    $  276,355     $ (667,213)
                                                            ----------     ----------     ----------
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
Provision for loss on impairment of assets                     900,000             --        800,000
Loss on sale of land                                            32,112             --             --
Depreciation and amortization                                  590,644        616,579        651,527
Changes in:
Other assets                                                    19,000          5,320          9,112
Accounts payable and accrued expenses                           76,159        (65,304)        11,636
Due to affiliates, net                                          76,990        (87,012)         4,043
Accrued real estate taxes                                      (12,295)        19,947        (41,629)
Unearned rental income                                         (10,928)       (13,396)        13,036
Deposits due to tenants                                         (1,791)        (6,313)        26,797
                                                            ----------     ----------     ----------
Total adjustments                                            1,669,891        469,821      1,474,522
                                                            ----------     ----------     ----------
Net cash provided by operating activities                   $  952,882     $  746,176     $  807,309
                                                            ==========     ==========     ==========
- ----------------------------------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES

Distributions to partners                                   $ (633,475)    $ (805,171)    $ (669,167)
Increase (decrease) in distributions payable                        --        (76,943)        53,533
                                                            ----------     ----------     ----------
Distributions paid to partners                              $ (633,475)    $ (882,114)    $ (615,634)
                                                            ==========     ==========     ==========
- ----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                         NOTES TO FINANCIAL STATEMENTS

A. General

   Prudential-Bache/Watson & Taylor, Ltd.-4 (the "Partnership") is a Texas limited partnership formed on October 11, 1985 which will terminate on December 31, 2010 unless terminated sooner under the provisions of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership was formed for the purpose of acquiring, developing, owning and operating business centers, retail shopping centers and mini-warehouse facilities, and investing in unimproved commercial properties. The general partners of the Partnership are Prudential-Bache Properties, Inc. ("PBP"), a wholly-owned subsidiary of Prudential Securities Group Inc., George
S. Watson, and A. Starke Taylor, III (collectively, the "General Partners"). PBP is the Managing General Partner and is responsible for the day-to-day operations of the Partnership and its investments. At December 31, 1995, the Partnership owned eleven properties.

B. Summary of Significant Accounting Policies

Basis of accounting

   The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partners to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property

   Effective December 31, 1995, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." Under SFAS No. 121, impairment of properties to be held and used is determined to exist when estimated amounts recoverable through future operations on an undiscounted basis are below the properties' carrying value. If a property is determined to be impaired, it should be recorded at the lower of its carrying value or its estimated fair value. For properties that are held for sale, SFAS No. 121 states that they should be recorded at the lower of carrying amount or estimated fair value less costs to sell. On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. Accordingly, effective December 31, 1995, the Partnership has reclassified its properties from held for use to held for sale and has ceased depreciating the properties for financial reporting purposes only. In connection therewith, the Partnership recorded a provision for loss on impairment of assets of $900,000.

   The determination of estimated fair value is based, not only upon future cash flows, which rely upon estimates and assumptions including expense growth, occupancy and rental rates, but also upon market capitalization and discount rates as well as other market indicators. The General Partners believe that the estimates and assumptions used are appropriate in evaluating the carrying amount of the Partnership's properties. However, changes in market conditions and circumstances may occur in the near term which would cause these estimates and assumptions to change, which, in turn, could cause the amounts ultimately realized upon the sale or other disposition of the properties to differ materially from their estimated fair value. Such changes may also require write-downs in future years.

   Prior to December 31, 1995, the Partnership carried its property investments at the lower of depreciated cost or estimated amounts recoverable through future operations and ultimate disposition of the property. Property investments were depreciated or amortized using the straight-line method over their estimated economic lives which range from 5 to 25 years depending on property type. A provision for loss on impairment of assets was recorded when estimated amounts recoverable through future operations and ultimate disposition of the property, on an undiscounted basis, were below the depreciated cost.

Cash and cash equivalents

   Cash and cash equivalents include money market funds whose cost approximates market value.

Income taxes

   The Partnership is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Partnership may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Net operating income before depreciation is allocated 92% to the Unitholders and 8% to the General Partners. Net operating loss, provisions for loss on impairment, and depreciation are allocated 99% to the Unitholders and 1% to the General Partners.

   Distributions of cash are made in accordance with the Partnership Agreement and are allocated 92% to the Unitholders and 8% to the General Partners.

   Proceeds upon the sale of the properties and liquidation of the Partnership will be distributed in accordance with the Partnership Agreement.

C. Property

   The Partnership's property is comprised of the following:


                                                           December 31,
                                                    ---------------------------
                                                       1995            1994
                                                    -----------     -----------
Improved properties:

  Downtown Business Center - Nashville, TN          $ 2,678,835     $ 2,796,137
  Airport South - Nashville, TN                       3,198,998       3,302,123
  Big A Mini Warehouse - Forest Park, GA              2,547,484       2,593,580
  Towneast Business Center - Mesquite, TX             1,632,495       1,668,061
  Dale City - Dale City, VA                           5,532,202       5,684,516
                                                    -----------     -----------
                                                     15,590,014      16,044,417
                                                    -----------     -----------
Unimproved properties:

  Dimension - Fort Worth, TX                             76,326          76,326
  Airport South - Nashville, TN                         547,432         547,432
  Highway 360 - Arlington, VA                           440,644         440,644
  Mansfield - Mansfield, TX                           3,229,084       3,229,084
  Yancy Camp - Dallas, TX                               829,448         829,448
  150th & Black Bob - Olathe, KS (A)                         --         710,184
  Beltline Central - Addison, TX                        505,790         505,790
                                                    -----------     -----------
                                                      5,628,724       6,338,908
                                                    -----------     -----------
Less: allowance for loss on impairment of
  assets(B)                                          (9,042,000)     (8,142,000)
                                                    -----------     -----------
                                                    $12,176,738     $14,241,325
                                                    ===========     ===========

(A) The 150th & Black Bob property was sold in December 1995 for $678,072 net of selling expenses which resulted in a loss of $32,112 for financial reporting purposes.

(B) In 1995, the Partnership's properties are valued at the lower of the carrying amount or estimated fair value less costs to sell. Accordingly, an additional allowance for loss on impairment of assets of $900,000 was recorded as of December 31, 1995.


   For the years ended December 31, 1995, 1994 and 1993 the following improved properties' rental revenue exceeded 15% of the Registrant's total revenue:


                                               1995     1994     1993
                                               ----     ----     ----
        Dale City                                39%      40%      36%
        Downtown Business Center                 17       16        *
        Airport South Business Center            17       16       16

* Property's rental revenue was 15% or less of the Registrant's total revenue for the year.

   No single tenant accounted for 10% or more of the Registrant's total revenue for any of the three years in the period ended December 31, 1995.

D. Minimum Future Lease Revenues

   The Partnership earns a majority of its rental income from month-to-month and other short-term leasing arrangements. The Partnership also has certain noncancellable operating leases on the Partnership's properties. The minimum future rental revenues receivable under these noncancellable operating leases at the Partnership's improved properties are approximately $901,000 and $196,000 for the years ending December 31, 1996 and 1997, respectively.

E. Related Parties

   PBP and its affiliates perform services for the Partnership which include, but are not limited to: accounting and financial management; transfer and assignment functions; asset management (including direct management of the Partnership's unimproved properties); investor communications; printing and other administrative services. PBP and its affiliates receive reimbursements for costs incurred in connection with these services, the amount of which is limited by the provisions of the Partnership Agreement. The costs and expenses incurred on behalf of the Partnership which are reimbursable to PBP and its affiliates for the years ended December 31, 1995, 1994 and 1993, were approximately $131,000, $85,000 and $104,000, respectively.

   Affiliates of Messrs. Watson and Taylor, the individual General Partners, also perform certain administrative and monitoring functions on behalf of the Partnership. In 1994, the Partnership recorded approximately $31,000 for the reimbursement of prior periods' general, administrative and monitoring expenses incurred by affiliates of the individual General Partners. Approximately $29,000 was incurred in 1995.

   Prudential Securities Incorporated ("PSI"), an affiliate of PBP, owns 391 depositary units at December 31, 1995.

F. Income Taxes

   The following is a reconciliation of net income (loss) for financial reporting purposes to net income for tax reporting purposes for the years ended December 31, 1995, 1994 and 1993, respectively:


                                                                 1995          1994          1993
                                                               ---------     ---------     ---------
Net income (loss) per financial statements                     $(717,009)    $ 276,355     $(667,213)
Book depreciation and amortization in excess of tax amounts        7,037        34,480        71,046
Rent received in advance, net of reversal of prior year
  amount                                                         (10,928)      (13,396)       13,036
Carrying costs on land held for investment, capitalized for
  tax purposes                                                   110,803        79,714        78,854
Tax loss in excess of book loss on sale of land                 (205,854)           --            --
Book gain in excess of tax gain on sale                               --            --       (30,620)
Other amounts deductible for tax purposes                        (15,047)           --            --
Provision for loss on impairment of assets                       900,000            --       800,000
                                                               ---------     ---------     ---------
Tax basis net income                                           $  69,002     $ 377,153     $ 265,103
                                                               =========     =========     =========


   The differences between the tax basis and book basis of partners' capital are primarily attributable to the cumulative effect of the book to tax income adjustments.

G. Contingencies

   By order of the Judicial Panel on Multidistrict Litigation dated April 14, 1994, a number of purported class actions then pending in various federal district courts were transferred to a single judge of the United States District Court for the Southern District of New York and consolidated for pretrial proceedings under the caption In re Prudential Securities Incorporated Limited Partnerships Litigation (MDL Docket 1005). On June 8, 1994, plaintiffs in the transferred cases filed a complaint that consolidated the previously filed complaints and named as defendants, among others, PSI, certain of its present and former employees and PBP. The Partnership was not named a defendant in the consolidated complaint, but the name of the Partnership was listed as being among the limited partnerships at issue in the case.

   On August 9, 1995, PBP, PSI and other Prudential defendants entered into a Stipulation and Agreement of Partial Compromise and Settlement with legal counsel representing plaintiffs in the consolidated actions. The court preliminarily approved the settlement agreement by order dated August 29, 1995 and, following a hearing held November 17, 1995, found that the agreement was fair, reasonable, adequate and in the best interests of the plaintiff class. The court gave final approval to the settlement, certified a class of purchasers of specific limited partnerships, including the Partnership, released all settled claims by members of the class against the PSI settling defendants and permanently barred and enjoined class members from instituting, commencing or prosecuting any settled claim against the released parties. The full amount due under the settlement agreement has been paid by PSI.

H. Subsequent Event

   In February 1996, distributions of approximately $146,000 and $13,000 were paid to the Unitholders and the General Partners, respectively, for the quarter ended December 31, 1995.

   Also in February 1996, a special distribution of approximately $649,000 was paid to Unitholders representing the net proceeds from the sale of the 150th & Black Bob property.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

   The Partnership owns and operates five commercial properties consisting of office warehouse/mini-warehouse and retail facilities as well as six unimproved properties. On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. As of March 22, 1996, preliminary bids have been received for all properties. If bids for the properties are deemed acceptable by the Partnership, the Partnership intends to enter into agreements to sell the properties, subject to the approval of the unitholders owning a majority of the Units, as required by the Partnership Agreement. If such sales are approved and consummated, the Partnership will liquidate and distribute its net assets to its partners. There can, of course, be no assurance that acceptable bids will be received or that any transactions will be consummated.

   During the year ended December 31, 1995, the Partnership's cash and cash equivalents increased by approximately $861,000 due primarily to the cash proceeds from selling the 150th & Black Bob unimproved property located in Olathe, Kansas. Distributions during the year ended December 31, 1995 of approximately $583,000 and $51,000 were paid to the unitholders and General Partners, respectively. These distributions were funded from property operations.

   The Partnership's ability to make future distributions to the partners and the amount of the distributions that may be made will be affected not only by the amount of cash generated by the Partnership from the operations of its properties, but also by the amount expended for capital improvements and the amount set aside for anticipated capital improvements. A portion of the cash generated by operations for the fourth quarter of 1995 was retained in anticipation of capital expenditures in 1996. Capital improvements are currently budgeted at approximately $242,000 for 1996.

Results of Operations

   Average occupancy rates at the improved properties for the years ended December 31, 1995, 1994 and 1993 were as follows:


                                                                 December 31,
                                                          ---------------------------
                                                           1995       1994      1993
- ------------------------------------------------------------------------------------
Airport South Business Center                               99.4%      96.2%     97.7%
Big A Mini-Warehouse                                        53.7       48.2      45.2
Downtown Business Center                                    99.7       96.5      88.6
Towneast Business Center                                    96.3       94.8      85.6
Dale City                                                   98.1       99.1      94.4
- -------------------------------------------------------------------------------------

(Average occupancy rates are calculated by averaging the monthly occupancies determined by dividing occupied square footage by available square footage as of each month-end.)


1995 vs. 1994

   Net operating income, which excludes provision for loss on impairment of assets, decreased by approximately $93,000 in the year ended December 31, 1995 as compared to the year ended December 31, 1994 for the reasons discussed below.

   Rental income increased by approximately $109,000 or 6% in 1995 as compared to 1994. The most significant increases occurred at the Downtown Business Center, Airport South Business Center properties and Big A Mini-Warehouse; however, there were also increases at the Towneast Business Center and Dale City properties. All properties experienced improvements in average rental rates and average occupancies, with the exception of Dale City where only rental rates improved.

   Other income decreased by approximately $21,000 in 1995 as compared to 1994 as a result of the decreasing number of older leases that include charges to recover operating expenses.

   Property operating expenses increased by approximately $8,000 for the year ended December 31, 1995 as compared to December 31, 1994 due to increases in payroll, management fees and utilities expenses, slightly offset by a decrease in repairs and maintenance expense.

   General and administrative expenses increased by approximately $168,000 for the year ended December 31, 1995, as compared to 1994 due to the effectual reimbursement of previously expensed general and administrative and monitoring expenses owed to affiliates of the individual General Partners in 1994 which reduced expenses in 1994, increases in costs associated with administering the Partnership in 1995, and increases in professional fees including legal, audit and tax, and appraisal fees.

   A provision for loss on impairment of assets of $900,000 was recorded for the year ended December 31, 1995 to reflect the Partnership's property held for sale at the lower of the carrying amount or estimated fair value less costs to sell.

1994 vs. 1993

   Net operating income, which excludes provisions for loss on impairment of assets, increased by approximately $144,000 in the year ended December 31, 1994 as compared to the year ended December 31, 1993 for the reasons discussed below.

   Rental income increased by approximately $252,000 or 16% in 1994 as compared to 1993. The most significant increases occurred at the Downtown Business Center and Dale City properties; however, there were also increases at the Towneast Business Center and Airport South Business Center properties due to higher average occupancies in 1994 as compared to 1993. Rental income at the Big A Mini-Warehouse remained stable despite higher average occupancy rates as the elimination of an exit ramp that provided access to the Big A property continued to have a negative impact on rental rates.

   Other income decreased by approximately $104,000 in 1994 as compared to 1993 as a result of the decreasing number of older leases that include charges to recover operating expenses.

   Property operating expenses increased by approximately $66,000 for the year ended December 31, 1994 as compared to December 31, 1993 due to increases for insurance and utilities (particularly trash removal and water) expenses and leasing commissions, payroll and repairs and maintenance expenses. The increased trash removal costs reflect the pass-through of landfill usage taxes and increased municipal surcharges. Water rates have increased in Nashville where two of the Partnership's five improved properties are located.

   The increase in real estate taxes of approximately $41,000 for the year ended December 31, 1994 as compared to the year ended December 31, 1993 was primarily the result of the receipt of tax refunds in the first quarter of 1993.

   General and administrative expenses decreased by approximately $66,000 for the year ended December 31, 1994, as compared to 1993. The Partnership was, in effect, reimbursed for previously expensed general and administrative and monitoring expenses owed to affiliates of the individual General Partners for prior years. The decrease was also due to lower legal costs at the property level and lower overall costs of administering the Partnership.

                               OTHER INFORMATION

   The Partnership's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available to Unitholders without charge upon written request to:

       Prudential-Bache/Watson & Taylor, Ltd.-4
       P.O. Box 2016
       Peck Slip Station
       New York, New York 10272-2016

                                                                        ANNEX D


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-Q

(Mark One)

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the quarterly period ended June 30, 1996

                                       OR

/ /TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
   ACT OF 1934

For the transition period from _______________________ to ______________________

Commission file number 0-15381

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Texas                                        75-2083046
- --------------------------------------------------------------------------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                       Identification No.)

One Seaport Plaza, New York, N.Y.                    10292-0116
- --------------------------------------------------------------------------------
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (212) 214-1016

                                      N/A
- --------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report

   Indicate by check (check mark) whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes (check mark) No __

                         Part I. FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS
                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                       STATEMENTS OF FINANCIAL CONDITION
                                  (Unaudited)



                                                                        June 30,       December 31,
                                                                          1996             1995
- ---------------------------------------------------------------------------------------------------
ASSETS

Property held for sale                                                 $12,297,260     $12,176,738
Cash and cash equivalents                                                  859,425       1,450,040
Other assets                                                                 9,931           9,160
                                                                       -----------     -----------
Total assets                                                           $13,166,616     $13,635,938
                                                                       ===========     ===========
LIABILITIES AND PARTNERS' CAPITAL

Liabilities

Accounts payable and accrued expenses                                  $   434,146     $   113,462
Deposits due to tenants                                                     99,936          97,196
Due to affiliates, net                                                     114,544         107,175
Accrued real estate taxes                                                   64,393         104,824
Unearned rental income                                                      14,433           6,847
                                                                       -----------     -----------
Total liabilities                                                          727,452         429,504
                                                                       -----------     -----------
Partners' capital

Unitholders (66,555 depositary units issued and outstanding)            12,245,056      13,002,889
General partners                                                           194,108         203,545
                                                                       -----------     -----------
Total partners' capital                                                 12,439,164      13,206,434
                                                                       -----------     -----------
Total liabilities and partners' capital                                $13,166,616     $13,635,938
                                                                       ===========     ===========
- ---------------------------------------------------------------------------------------------------
                 The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                            STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                                     Six Months ended           Three months ended
                                                         June 30,                    June 30,
                                                 -------------------------     ---------------------
                                                    1996           1995          1996         1995
- ----------------------------------------------------------------------------------------------------
REVENUES

Rental income                                    $  938,242     $  963,857     $474,631     $481,109
Interest                                             10,236          8,220        3,252        4,026
Other                                                11,865         34,572        6,190       12,814
                                                 ----------     ----------     --------     --------
                                                    960,343      1,006,649      484,073      497,949
                                                 ----------     ----------     --------     --------
EXPENSES

General and administrative                          397,650        140,592      247,506       77,835
Property operating                                  338,399        323,871      156,024      152,094
Real estate taxes                                    93,605         96,372       45,338       48,473
Depreciation                                             --        293,833           --      149,249
                                                 ----------     ----------     --------     --------
                                                    829,654        854,668      448,868      427,651
                                                 ----------     ----------     --------     --------
Net income                                       $  130,689     $  151,981     $ 35,205     $ 70,298
                                                 ==========     ==========     ========     ========
ALLOCATION OF NET INCOME

Unitholders                                      $  120,234     $  119,254     $ 32,389     $ 54,227
                                                 ==========     ==========     ========     ========
General partners                                 $   10,455     $   32,727     $  2,816     $ 16,071
                                                 ==========     ==========     ========     ========
Net income per depositary unit                   $     1.81     $     1.79     $   0.49     $    .81
                                                 ==========     ==========     ========     ========
- ----------------------------------------------------------------------------------------------------


                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                                  (Unaudited)


                                                                           GENERAL
                                                           UNITHOLDERS     PARTNERS        TOTAL
- ---------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1995                       $13,002,889     $203,545     $13,206,434
Net income                                                     120,234       10,455         130,689
Distributions                                                 (878,067)     (19,892)       (897,959)
                                                           -----------     --------     -----------
Partners' capital--June 30, 1996                           $12,245,056     $194,108     $12,439,164
                                                           ===========     ========     ===========
- ---------------------------------------------------------------------------------------------------
                 The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                            STATEMENTS OF CASH FLOWS
                                  (Unaudited)



                                                                               Six months ended
                                                                                   June 30,
                                                                           ------------------------
                                                                              1996          1995
- ---------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Rental income and deposits received                                        $  947,797     $ 965,244
Interest received                                                              10,236         8,220
Other income received                                                          11,865        34,572
Property operating expenses paid                                             (198,548)     (330,331)
Real estate taxes paid                                                       (134,036)     (151,472)
General and administrative expenses paid                                     (209,448)      (75,920)
                                                                           ----------     ---------
Net cash provided by operating activities                                     427,866       450,313

CASH FLOWS FROM INVESTING ACTIVITIES
Property improvements                                                        (120,522)     (108,156)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions paid to partners                                               (897,959)     (316,659)
                                                                           ----------     ---------
Net increase (decrease) in cash and cash equivalents                         (590,615)       25,498
Cash and cash equivalents at beginning of period                            1,450,040       588,802
                                                                           ----------     ---------
Cash and cash equivalents at end of period                                 $  859,425     $ 614,300
                                                                           ==========     =========
- ---------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY
OPERATING ACTIVITIES

Net income                                                                 $  130,689     $ 151,981
                                                                           ----------     ---------
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation                                                                       --       293,833
Changes in:
Other assets                                                                     (771)        5,899
Accounts payable and accrued expenses                                         320,684        36,612
Accrued real estate taxes                                                     (40,431)      (55,100)
Due to affiliates, net                                                          7,369        21,600
Unearned rental income                                                          7,586        (6,417)
Deposits due to tenants                                                         2,740         1,905
                                                                           ----------     ---------
Total adjustments                                                             297,177       298,332
                                                                           ----------     ---------
Net cash provided by operating activities                                  $  427,866     $ 450,313
                                                                           ==========     =========
- ---------------------------------------------------------------------------------------------------
                 The accompanying notes are an integral part of these statements

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

                         NOTES TO FINANCIAL STATEMENTS
                                 June 30, 1996
                                  (Unaudited)

A. General

   These financial statements have been prepared without audit. In the opinion of Prudential-Bache Properties, Inc. ("Managing General Partner") ("PBP"), the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of Prudential-Bache/Watson & Taylor, Ltd.-4 (the "Partnership") as of June 30, 1996 and the results of its operations for the six and three months ended June 30, 1996 and 1995, and its cash flows for the six months ended June 30, 1996 and 1995. However, the operating results for the interim periods may not be indicative of the results expected for the full year.

   Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1995.

   On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all the properties held by the Partnership. On June 10, 1996, the Partnership entered into a contract with Public Storage, Inc., the current property manager of the Partnership's properties, for the sale of substantially all the Partnership's properties for an aggregate sales price of $12,210,000. This sale is subject to the approval by the Unitholders holding a majority of the depository units and certain other conditions and potential price adjustments, including the cost to remedy any potential environmental issues. In preparing the properties for sale, the Partnership had an environmental site assessment performed by a qualified engineering firm for each of the Partnership's properties. One of the Partnership's properties evidenced certain levels of hazardous materials. The Managing General Partner is working with the engineering firm to determine the extent of the contamination. It is uncertain at this time what the cost of remediation or the impact on the sale of the affected property may be. The Partnership is exploring its alternatives in addressing this issue.

   The Partnership anticipates sending proxy statements in August 1996 or as soon thereafter as practicable for the purpose of advising Unitholders of the terms of the agreement and to solicit their consent of the proposed sale. It is expected that, if approved, the sale will close before December 31, 1996. Following the closing, the Partnership will make one or more cash distributions to the Unitholders. The bulk of the distributions are expected to occur shortly after the closing with the remainder expected to be distributed within twelve months after the closing, at which time the Partnership would then by liquidated.

B. Related Parties

   PBP and its affiliates perform services for the Partnership which include, but are not limited to: accounting and financial management, transfer and assignment functions, asset management (including direct management of the Partnership's unimproved properties), investor communications, printing and other administrative services. PBP and its affiliates receive reimbursements for costs incurred in connection with these services, the amount of which is limited by the provisions of the Partnership Agreement. The costs and expenses incurred on behalf of the Partnership which are reimbursable to PBP and its affiliates for the six months ended June 30, 1996 and 1995 were approximately $66,000 and $49,000, respectively, and for the three months ended June 30, 1996 and 1995, were approximately $32,000 and $25,000, respectively.

   Affiliates of Messrs. Watson and Taylor, the individual General Partners, also perform certain administrative and monitoring functions on behalf of the Partnership. Relating to the reimbursement of these services, the Partnership recorded approximately $22,000 and $3,000 for the six months ended June 30, 1996 and 1995, respectively and for the three months ended June 30, 1996 and 1995 recorded approximately $21,000 and $1,000, respectively.

   Prudential Securities Incorporated ("PSI"), an affiliate of PBP, owns 391 depositary units at June 30, 1996.

C. Subsequent Event

   In August 1996, distributions of approximately $83,000 and $7,000 were paid to the Unitholders and the General Partners, respectively, for the quarter ended June 30, 1996.

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4
                            (a limited partnership)

      ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

   The Partnership owns and operates five commercial properties consisting of office warehouse/mini-warehouse and retail facilities as well as six unimproved properties. On December 15, 1995, the Management Committee of the Partnership determined to seek bids for all of the properties held by the Partnership. On June 10, 1996, the Partnership entered into a contract with Public Storage, Inc., the current property manager of the Partnership's properties, for the sale of substantially all the Partnership's properties for an aggregate sales price of $12,210,000. This sale is subject to the approval by the Unitholders holding a majority of the depository units and certain other conditions and potential price adjustments, including the cost to remedy any potential environmental issues. In preparing the properties for sale, the Partnership had an environmental site assessment performed by a qualified engineering firm for each of the Partnership's properties. One of the Partnership's properties evidenced certain levels of hazardous materials. The Managing General Partner is working with the engineering firm to determine the extent of the contamination. It is uncertain at this time what the cost of remediation or the impact on the sale of the affected property may be. The Partnership is exploring its alternatives in addressing this issue.

   The Partnership anticipates sending proxy statements in August 1996 or as soon thereafter as practicable for the purpose of advising Unitholders of the terms of the agreement and to solicit their consent of the proposed sale. It is expected that, if approved, the sale will close before December 31, 1996. Following the closing, the Partnership will make one or more cash distributions to the Unitholders. The bulk of the distributions are expected to occur shortly after the closing with the remainder expected to be distributed within twelve months after the closing, at which time the Partnership would then be liquidated.

   During the six months ended June 30, 1996, the Partnership's cash and cash equivalents decreased by approximately $590,000 due to capital expenditures and distributions paid to partners in excess of cash flow from operations. Distributions of approximately $83,000 and $7,000 were paid to the Unitholders and General Partners, respectively, during the three months ended June 30, 1996. These distributions were funded from the property's operations.

   The Partnership's ability to make future distributions and the amount of the distributions that may be made will be affected not only by the amount of cash generated by the Partnership from the operations of its properties, including the amount expended for property improvements, but also by the amount from and the timing of any sale of the Partnership's properties.

Results of Operations

   Average occupancy rates at the improved properties for the six months ended June 30, 1996 and 1995 were as follows:

                                                                  June 30,
                                                              -----------------
Property                                                       1996       1995
- -------------------------------------------------------------------------------
Airport South Business Center                                   97.0%      99.2%
Big A Mini-Warehouse                                            46.6       54.2
Downtown Business Center                                        98.5       99.7
Towneast Business Center                                        96.2       98.0
Dale City                                                       93.2       97.5
- -------------------------------------------------------------------------------
  (Average occupancy rates are calculated by averaging the monthly occupancies determined by dividing occupied square footage by available square footage as of each month-end.)

   Net income decreased by approximately $21,000 and $35,000 for the six and three months ended June 30, 1996 as compared to the corresponding period in the prior year primarily for the reasons discussed below.

   Rental income decreased by approximately $26,000 and $6,000 for the six and three months ended June 30, 1996 as compared to the corresponding period in 1995. These decreases are primarily due to lower average occupancies at all five properties but were partially offset by increased rental income at Downtown Business Center and Towneast Business Center primarily due to higher commercial space rental rates.

   Other income decreased by approximately $23,000 and $7,000 for the six and three months ended June 30, 1996 as compared to the corresponding period in 1995 as a result of the decreasing number of older leases that include charges to recover operating expenses.

   Property operating expenses increased by approximately $15,000 and $4,000 for the six and three months ended June 30, 1996 as compared to the corresponding period in 1995 primarily due to increases in payroll, utilities and repair and maintenance expenses.

   General and administrative expenses increased by approximately $257,000 and $170,000 for the six and three months ended June 30, 1996 as compared to the corresponding period in 1995. This variance was primarily due to the accrual of professional fees and other costs relating to the anticipated solicitation of the consent of the Unitholders for the sale of the properties.

   Depreciation expense decreased by approximately $294,000 and $149,000 for the six and three months ended June 30, 1996 as compared to the corresponding period in 1995 due to the reclassification of the Partnership's properties from held for use to held for sale as of December 31, 1995. Under generally accepted accounting principles, such properties are no longer depreciated and therefore no depreciation expense has been recorded for the six and three months ended June 30, 1996.

                           PART II. OTHER INFORMATION

Item 1. Legal Proceedings--None

Item 2. Changes in Securities--None

Item 3. Defaults Upon Senior Securities--None

Item 4. Submission of Matters to a Vote of Security Holders--None

Item 5. Other Information--None

Item 6. Exhibits and Reports on Form 8-K

        (a) Exhibits

            Description:

            4.01 Certificate of Limited Partnership Interest (filed as an exhibit to Registration Statement on Form S-11 (No. 33-1213) and incorporated herein by reference)

            4.02 Depositary Receipt (filed as an exhibit to Registration
                 Statement on Form S-11 (No. 33-1213) and incorporated herein by reference)

            27.1 Financial Data Schedule (filed herewith)

        (b) Reports on Form 8-K

            Registrant's Current Report on Form 8-K dated June 14, 1996, as filed with the Securities and Exchange Commission on June 20, 1996, relating to Item 5 regarding the Registrant's entering into a contract of sale for substantially all of the Registrant's properties.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-4

By: Prudential-Bache Properties, Inc.
    A Delaware corporation,
    Managing General Partner

    By: /s/ Eugene D. Burak                       Date: August 14, 1996
    -----------------------------------------
    Eugene D. Burak
    Vice President
    Chief Accounting Officer for the Registrant

                                                                      Annex E

                            Ernst & Young Tax Letter


To the Partners of Prudential-Bache/Watson & Taylor, Ltd.-4
New York, New York


At your request, we have determined the estimated loss for federal income tax purposes resulting from the sale of the assets of Prudential-Bache/Watson & Taylor, Ltd.-4 ("the Partnership"). In determining such estimated loss we have considered the following:

1.   Contract of Sale

2.   Partnership Agreement as we understand it to be in effect

3.   Prior years' federal income tax returns and related supporting analyses

4.   Estimated Expenses of Sale

5. The Partnership's assumptions made with respect to 1996 results of operations and asset additions and disposals.

Based upon our consideration of such information provided by the Partnership and discussions related thereto, the total loss on the sale of the assets of the Partnership allocable to the unitholders will approximate $10.9 million or an average loss of $158 per taxable unit and $173 per nontaxable unit. This estimate is based upon the Internal Revenue Code of 1986, as amended, existing final, temporary and proposed Treasury regulations thereunder, published rulings and practices of the Internal Revenue Service, and court decisions, all as currently in effect. There can be no assurance that future legislation or administrative changes or court decisions will not significantly modify the federal income tax law regarding the determination of the estimated loss, potentially with retroactive effect.

September 17, 1996

                             [FORM OF FRONT OF CARD]

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-4

                                  CONSENT CARD

CONSENT IS SOLICITED ON BEHALF OF PRUDENTIAL-BACHE PROPERTIES, INC. AS THE MANAGING GENERAL PARTNER ("PB PROPERTIES") OF PRUDENTIAL-
BACHE/WATSON & TAYLOR, LTD.-4(THE "PARTNERSHIP"). THE GENERAL PARTNERS RECOMMEND CONSENT ON THE PROPOSAL.

Unitholders should not send any Certificates with this Consent Card. Unitholders are urged to mark, sign, date and mail promptly this Consent Card in the envelope provided. Consent Card must be received by 10:00 a.m. New York time on Friday, October 18, 1996, unless the time is extended.

THIS CARD, IF SIGNED AND RETURNED, SHALL BE DEEMED TO APPROVE THE PROPOSAL IF NOT INDICATED TO THE CONTRARY.

EACH CONSENT CARD MUST BE SIGNED AND DATED.

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.

                             [FORM OF BACK OF CARD]

     SALE OF ASSETS AND LIQUIDATION

     The undersigned hereby votes all Units beneficially owned by the undersigned on the proposed Sale of Assets and Liquidation as follows:

         / / Approve       / / Disapprove       / / Abstain

         the sale of substantially all of the assets of the Partnership as contemplated by the Contract of Sale by and between the Partnership and Public Storage, Inc. and the complete liquidation and dissolution of the Partnership, all as more fully described in the Consent Statement dated September 17, 1996.


                                               SIGNATURE

                                               __________________________

                                               __________________________


                                               Date: _____________ , 1996


     PLEASE SIGN, DATE AND RETURN THIS CONSENT CARD USING THE ENCLOSED ENVELOPE.